UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
General Mills, Inc.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which             the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

☐   Fee paid previously with preliminary materials:
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee        was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

NOTICE OF

2011 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Meeting Date:

Monday, September 26, 2011
at 11:00 a.m. (Central Daylight Time)

Meeting Place:

Children’s Theatre Company
2400 Third Avenue South
Minneapolis, Minnesota

August 10, 2011

Dear Stockholder:

It is my pleasure to invite you to the General Mills 2011 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 26, 2011, at 11:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Proxy Statement, and we will give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 12:15 p.m. We hope you will be able to attend the meeting.

Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

Sincerely,

NOTICE OF
2011 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 26, 2011

August 10, 2011

Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 26, 2011, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. Stockholders will be asked to:

1.	Elect as directors the 13 nominees named in the attached Proxy Statement;

2.	Approve the 2011 Stock Compensation Plan;

3.	Approve the 2011 Compensation Plan for Non-Employee Directors;

4.	Cast an advisory vote on executive compensation;

5.	Cast an advisory vote on the frequency of the advisory vote on executive compensation;

6.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 27, 2012; and

7.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 28, 2011. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

Sincerely,

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 26, 2011

Our Notice of 2011 Annual Meeting of Stockholders, Proxy Statement and Annual Report to
Stockholders are available on the General Mills website at www.generalmills.com in the “Investors” section.

i

GENERAL MILLS, INC
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MONDAY, SEPTEMBER 26, 2011

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on September 26, 2011. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed or made available the proxy materials on or about August 10, 2011.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The 13 director nominees presented below are recommended for re-election to the board of directors. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for any of the nominees, the proxies will vote your shares for that other person unless you instruct us otherwise when you vote.

Our directors are elected annually by a majority of votes cast. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If ever there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Our overall board composition guidelines require expertise in fields relevant to the business of the company and prioritize a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government. Our guidelines also include a policy of encouraging a diversity of gender, ethnicity, age and geographic location; and a range of tenures on the board to ensure both continuity and fresh perspective. The corporate governance committee periodically evaluates our progress against these guidelines in conjunction with its director search process. Final approval of director nominees is determined by the full board, based on the recommendation of the corporate governance committee.

We have well-defined selection criteria for individual directors that require independence, integrity, experience and sound judgment in areas relevant to our businesses, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the board, appreciation for the long-term interests of stockholders, the ability to challenge and stimulate management and the ability to work well with fellow directors.

As part of each director’s biography, we identify and describe key experiences, qualifications and skills that the director contributes to the board. While each director comes from a unique background, the overall composition of the board includes broad experience in a number of important areas, including:

•	Leadership. We believe that directors who have served as chief executive officers or senior executives are in a position to contribute practical insight into issues of business strategy and operations. They also have access to important sources of market intelligence, analysis and relationships that benefit the company.

•	Industry experience. As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods industry, have global marketing and retail experience, and who have brand building expertise.

•	Financial expertise. We believe that a strong understanding of finance and financial reporting processes is important for our directors. Our directors have significant capital markets experience, corporate finance expertise and financial reporting backgrounds. Each of our audit committee members is financially literate, and three of our directors qualify as audit committee financial experts.

•	Public policy experience. Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

•	Global perspective. A significant portion of the company’s future growth depends on its success in markets outside of the United States. Directors with a global perspective help us make decisions on our strategic expansion into those markets.

Bradbury H. Anderson                                                                  Director since 2007

Bradbury H. Anderson, age 62, served as Vice Chairman of the Board of Best Buy Co., Inc., an electronics retailer, from 2002 until his retirement in June 2010. He was also Chief Executive Officer of Best Buy from 2002 until his retirement from that position in 2009. Mr. Anderson joined Best Buy in 1973. Prior to becoming Chief Executive Officer, he served as Executive Vice President from 1986 to 1991 and President and Chief Operating Officer from 1991 to 2002.

Mr. Anderson brings to the board over 30 years of valuable retail expertise, unique consumer insights and brand building experience. He also adds strong leadership capabilities, strategic planning experience and operating expertise. During his tenure at Best Buy, Mr. Anderson helped to build the company from a local electronics retailer into a Fortune 100 company with a very strong branded identity.

R. Kerry Clark                                                                        Director since 2009

R. Kerry Clark, age 59, served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, he had held various positions at The Procter & Gamble Company, a consumer products company, since 1974, including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board. He is a director of Textron, Inc. and Bausch & Lomb, Incorporated, and he was a director of Cardinal Health, Inc., from 2006 to 2009.

Mr. Clark brings to the board business leadership, corporate strategy and operating expertise, and a strong background in consumer packaged goods. In particular, he has extensive experience in launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Clark also lends a global business perspective, based on his leadership of global business operations at Procter & Gamble.

Paul Danos                                                                                    Director since 2004

Paul Danos, age 69, has been Dean and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College since 1995. Prior to that, Mr. Danos held academic positions at the University of Michigan from 1974 to 1995, the University of Texas from 1971 to 1974 and the University of New Orleans from 1970 to 1971. He is a director of B.J.’s Wholesale Club, Inc.

As a scholar and educator, Mr. Danos brings to the board significant financial accounting expertise and a unique approach to examining issues. Mr. Danos has been involved in several decades of research and scholarship, most recently as a Dean at Dartmouth College and before that as the Arthur Andersen Professor of Accounting at the University of Michigan. Mr. Danos is also actively involved in corporate governance and risk assessment, as a member of the audit committee and the chair of the corporate governance committee at B.J.’s Wholesale Club. He is one of our audit committee’s financial experts.

William T. Esrey                                                                             Director since 1989

William T. Esrey, age 71, is Chairman of the Board of Spectra Energy Corp., a provider of natural gas infrastructure, and Chairman Emeritus of Sprint Nextel Corporation, a telecommunications company. Mr. Esrey served as Chairman of the Board for Sprint from 1990 to 2003 and Chief Executive Officer from 1985 to 2003. From 2003 until its sale in 2004, Mr. Esrey served as Chairman of Japan Telecom, one of the leaders in the telecommunications industry in Japan.

As a former Chairman of the Board and Chief Executive Officer of Sprint Nextel Corporation, Mr. Esrey brings leadership, strategic planning, mergers and acquisitions and operating experience from a large, diversified company. During his tenure at Sprint, the company developed from a rural telephone company into a multibillion dollar international corporation. Mr. Esrey also served as managing director at the investment banking firm of Dillon Read & Co. and provides the board with significant capital markets and corporate finance expertise. He currently serves as our finance committee chair, and is one of the company’s audit committee financial experts.

Raymond V. Gilmartin                                                                   Director since 1997

Raymond V. Gilmartin, age 70, has been a Professor at the Harvard Business School since July 2006. He is the retired Chairman, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, and served in that capacity from 1994 to 2005. He served as Special Advisor to the Executive Committee of the Board of Merck from 2005 to 2006. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company, a medical technology company. Mr. Gilmartin is a director of Microsoft Corporation.

Mr. Gilmartin brings to the board strong leadership, strategic planning capabilities, new product innovation and branding experience, and international operating expertise from his time at Merck. As our Presiding Director, he draws on his management and boardroom experiences to foster active discussion and collaboration among the independent directors on the board, and to serve as an effective liaison with management. Mr. Gilmartin also provides direct access to the latest developments and scholarship concerning strategic business planning, based on his faculty position at the Harvard Business School.

Judith Richards Hope                                                                   Director since 1989

Judith Richards Hope, age 70, has been Distinguished Visitor from Practice and Professor of Law since 2005 and was an Adjunct Professor from 2002 to 2003 at Georgetown University Law Center. Ms. Hope was a partner at the law firm of Paul, Hastings, Janofsky & Walker from 1981 until 2003 and a Senior Advisor to the Paul, Hastings firm from 2004 to 2005. Ms. Hope is a director of Union Pacific Corporation.

Ms. Hope brings considerable legal oversight, risk assessment and policymaking expertise to the board and the public responsibility committee. Ms. Hope’s law practice extensively involved clients from regulated industries. She served as Vice Chair of the President’s Commission on Organized Crime under President Ronald Reagan and as Associate Director of the White House Domestic Council under President Gerald Ford. Ms. Hope is also the chair of the audit committee at our company and at Union Pacific.

Heidi G. Miller                                                                                Director since 1999

Heidi G. Miller, age 58, was appointed in June 2010 as President of JPMorgan International, a division of JPMorgan Chase & Co. which focuses on growth in emerging markets and expanding the bank’s global corporate bank. She served as Executive Vice President, ceo, Treasury & Security Services, of JPMorgan Chase from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc. Ms. Miller is a director of The Progressive Corporation.

Ms. Miller’s financial expertise, risk management skills and international business background are valuable assets to the board and the finance committee. After earning a doctorate in Latin American History at Yale University, Ms. Miller spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia.

Hilda Ochoa-Brillembourg                                                            Director since 2002

Hilda Ochoa-Brillembourg, age 67, is the founder and has been since 1987 the President and Chief Executive Officer and Chief Investment Officer of Strategic Investment Group and Director of Emerging Markets Investment Corporation, both investment advisory firms. From 1976 to 1987, she served in various capacities within the Pension Investment Division of the World Bank, including as its Chief Investment Officer from 1981 to 1987. Prior to joining the World Bank, she served as an independent consultant in the fields of economics and finance, a lecturer at the Universidad Catolica Andres Bello in Venezuela and as treasurer of the C.A. Luz Electricia de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a director of McGraw-Hill Companies.

As President and Chief Executive Officer of the Strategic Investment Group, and as a former Chief Investment Officer for the World Bank, Ms. Ochoa-Brillembourg provides both a public and a private sector perspective on financial markets, financial services, corporate finance and accounting. From these roles, she has experience developing and reviewing risk management processes. She also contributes significant global policymaking and international experience, based on her service at the World Bank and the David Rockefeller Center for Latin American Studies.

Steve Odland                                                                                 Director since 2004

Steve Odland, age 52, joined the faculty of the College of Business at Florida Atlantic University in 2011. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as an executive with Ahold USA, an international food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996.

Based on his tenure as Chairman and Chief Executive Officer at Office Depot and AutoZone, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board. He provides valuable insights into consumer products marketing, brand building, food service business-to-business and international management from his executive roles in the food industry at Ahold, Quaker Oats and Sara Lee. Mr. Odland also lends expertise on corporate financial planning.

Kendall J. Powell                                                                           Director since 2006

Kendall J. Powell, age 57, is Chairman of the Board and Chief Executive Officer of General Mills. Mr. Powell joined General Mills in 1979 and served in a variety of positions before becoming a Vice President in 1990. He became President of the Yoplait division in 1996, President of the Big G cereal division in 1997, and Senior Vice President of General Mills in 1998. From 1999 to 2004, he served as Chief Executive Officer of Cereal Partners Worldwide (CPW), our joint venture with Nestlé. He returned from CPW in 2004 and was appointed Executive Vice President. Mr. Powell was appointed President and Chief Operating Officer of General Mills with overall global operating responsibility for the company in 2006, Chief Executive Officer in 2007 and Chairman of the Board in 2008. He is a director of Medtronic, Inc.

During Mr. Powell’s tenure as Chairman and Chief Executive Officer, the company has experienced successive years of strong sales, profit and earnings growth, coupled with strong returns to stockholders. Mr. Powell has served in a number of key marketing and operational roles in the company’s U.S. Retail divisions. He also spent eleven years abroad focusing on our international operations, including five years as Chief Executive Officer of CPW. His career-long dedication to the company; wide-ranging familiarity with the business; experience with the strategies that drive growth, both in the U.S. and internationally; and his collaborative working style have positioned him well to serve as our Chairman of the Board.

Michael D. Rose                                       Director from 1985 to 2000 and since 2004

Michael D. Rose, age 69, has been Chairman of the Board of First Horizon National Corporation, a banking and financial services company, and its subsidiary, First Tennessee Bank National Association, since 2007. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, Inc., a privately held investment firm. He served as Chairman of the Board of Gaylord Entertainment Company from 2001 to 2005. Mr. Rose is also a director of Darden Restaurants, Inc. and Gaylord Entertainment Company. He served as a director at SteinMart, Inc. from 1998 to 2006, and at FelCor Lodging Trust from 1998 to 2006.

Based on his service as chairman for a number of public companies, most recently at First Horizon and Gaylord Entertainment, Mr. Rose brings leadership, strategic planning and governance expertise to the board. His knowledge of retail and consumer issues, accumulated over years of leadership roles in consumer service and hospitality companies, has enriched board discussions on marketing and brand building strategies. Mr. Rose is also active in governance and compensation matters. He serves as chair of the compensation committee at our company and at Darden Restaurants.

Robert L. Ryan                                                                           Director since 2005

Robert L. Ryan, age 68, served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in 2005. Mr. Ryan was Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. from 1984 to 1993, Controller from 1983 to 1984 and Treasurer from 1982 to 1983. Prior to 1982, Mr. Ryan was Vice President at Citibank and was a management consultant for McKinsey & Company. Mr. Ryan is a director of Stanley Black & Decker, Inc. and Citigroup Inc. He was a director of UnitedHealth Group from 1996 to 2008, and of Hewlett-Packard Company from 2004 to March 2011.

As former Chief Financial Officer at Medtronic and Union Texas Petroleum, Mr. Ryan brings significant audit, financial reporting, corporate finance and risk management experience to the board, including experience overseeing the controller, global audit, tax and treasury functions at these public companies. He has a high level of understanding of the board’s role and responsibilities based on his service on other public company boards. He is one of our audit committee financial experts.

Dorothy A. Terrell                                                            Director since 1994

Dorothy A. Terrell, age 66, is the Managing Director of FirstCap Advisors, a venture capital and advisory services firm that she founded in October 2010. She was a limited partner of First Light Capital, a venture capital firm, from 2003 until October 2010. Ms. Terrell served as President and Chief Executive Officer of the Initiative for a Competitive Inner City, a non-profit organization focused on inner city business development, from 2005 until 2007, and as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until 2002. She served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Herman Miller, Inc.

During her leadership roles at FirstCap Advisors, First Light and at three premier technology companies, Ms. Terrell helped businesses reach profitability, and she brings a breadth of experience in e-commerce, international marketing, plant management, manufacturing and enterprise risk assessment to the board’s strategic discussions. Ms. Terrell’s commitment to inner city business development and health care causes has positioned her to be an informed and effective chair for our public responsibility committee.

The board of directors unanimously recommends a vote FOR each director nominee.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue the strategic objectives of General Mills and ensure the company’s long-term vitality for the benefit of stockholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by a majority of votes cast by stockholders. All board committees are composed entirely of independent directors.

The board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for board composition that are periodically re-examined by the corporate governance committee with input from the rest of the directors. As our directors’ commitments change, the board revisits their situations to ensure that they can continue to serve the best interests of the company and its stockholders. We also demand high standards of ethics from our directors and management as described in the director and employee codes of conduct.

Our governance principles are published on our website at www.generalmills.com in the “Investors” section. We have included some highlights from those principles below:

Board Independence

•	The board believes that a substantial majority of its members should be independent, non-employee directors. The board has established guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence. You can find these guidelines in Appendix A of this Proxy Statement.

•	Director affiliations and transactions are regularly reviewed to ensure there are no conflicts or relationships that might impair a director’s independence from the company, senior management and our independent registered public accounting firm.

•	The board has reviewed transactions between the company and each of our non-employee directors, their immediate family members and affiliated entities within the last three fiscal years. The board determined that each of these transactions was conducted in the ordinary course of our business and did not create a material relationship between the company and any of the directors involved, according to our independence guidelines.

•	Based on this review, the board has affirmatively determined that the following non-employee directors are independent under our guidelines and as defined by New York Stock Exchange listing standards: Bradbury H. Anderson, R. Kerry Clark, Paul Danos, William T. Esrey, Raymond V. Gilmartin, Judith Richards Hope, Heidi G. Miller, Hilda Ochoa-Brillembourg, Steve Odland, Michael D. Rose, Robert L. Ryan and Dorothy A. Terrell. The board has also determined that all board committees are composed entirely of independent, non-employee directors.

Certain Relationships and Related Transactions

•	Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5% stockholders and their immediate family members or affiliates. The policy applies to:

—	all financial transactions, arrangements or relationships involving over $100,000;

—	in which the company, or one of its affiliates, is a participant; and

—	in which a related person could have a direct or indirect interest

•	The policy does not apply to certain compensation payments which have been approved by the compensation committee or disclosed in the Proxy Statement; transactions that are available to all other stockholders or employees on the same terms; or transactions with an entity where the related person’s interest is only as a director or a less than 10% owner.

•	The board has delegated to our corporate governance committee the authority to review potential or existing transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its stockholders, and that comply with applicable policies, codes of conduct and legal restrictions.

•	The corporate governance committee reviewed and ratified a number of commercial and charitable transactions in fiscal 2011, including the following: Hilda Ochoa-Brillembourg, a General Mills director, is a director and minority owner of Emerging Markets Investors Corporation (“EMI”), and as a result, had an indirect interest in its affiliate, Emerging Markets Management LLC (“EMM”). Approximately $122.9 million of General Mills retirement plan assets are invested in an EMM fund named the Emerging Markets Investors Fund (the “EMM Fund”), and the EMM Fund received management fees of approximately $1,295,280 attributable to these investments during fiscal 2011. Based on her ownership interest in EMI, Ms. Ochoa-Brillembourg had a financial interest of approximately $136,000 in the management fees. In determining that these relationships are consistent with the best interests of the company and its stockholders, and do not impair her independence, the committee considered the following factors:

—	Our relationship with EMI pre-dates Ms. Ochoa-Brillembourg’s election to our board of directors, and she was not involved in establishing the relationship with EMI.

—	Ms. Ochoa-Brillembourg was not involved in the day-to-day operation of the EMM Fund.

—	She never had any direct involvement in providing services to our benefit plans.

—	The compensation paid to the EMM Fund was determined through arms-length negotiations and is customary in amount.

—	The board has determined that her financial interest in the transaction did not impact her willingness or ability to act independently from management.

Effective as of May 31, 2011, Ms. Ochoa-Brillembourg sold her entire indirect stake in EMM.

Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 — Election of Directors. The corporate governance committee also reviews whether a potential candidate meets board and/or committee membership requirements imposed by law, regulation or stock exchange rules; recommends whether a potential candidate is independent and evaluates the potential for any conflict of interest between the director and General Mills.

Director nominees recommended by the corporate governance committee are subject to full board approval and election by stockholders at the annual meeting of stockholders. In October 2010, director nominee Steve Odland entered into a settlement agreement with the Securities and Exchange Commission (the “SEC”) in connection with an administrative order related to alleged non-compliance with SEC Regulation FD while Mr. Odland was the CEO of Office Depot, Inc. Regulation FD requires companies to disclose important information to all investors at the same time. Mr. Odland did not admit any wrongdoing as part of the settlement agreement. In considering Mr. Odland’s nomination, the corporate governance committee and the board of directors reviewed the facts and circumstances related to the SEC proceeding, and concluded that they do not raise any concerns about his ability to serve on the board. Mr. Odland is a valuable director and has demonstrated the highest degree of ethics and integrity while serving on our board of directors.

From time to time, the corporate governance committee retains a search firm to assist in identifying, evaluating and recruiting director candidates, based on specified criteria, and pays the firm a fee for these services. Suggestions also are received from board members and stockholders. Of the 13 directors recommended for election at the 2011 Annual Meeting, all nominees were elected as directors at our 2010 Annual Meeting.

Stockholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the stockholder’s name, address and the number of General Mills shares beneficially owned; the name of the individual being recommended and number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the stockholder and individual being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the stockholder provide certain additional information. For the board to consider a candidate for nomination at the 2012 Annual Meeting, stockholders should submit the required information to the Corporate Secretary by April 12, 2012.

The corporate governance committee will consider and evaluate stockholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by stockholders in the Proxy Statement. During fiscal 2011, we received no director recommendations from our stockholders.

Under our By-laws, stockholders may also nominate a candidate for election at an annual meeting of stockholders. Our annual meeting is typically held on the fourth Monday in September. Stockholders who intend to present a nomination at our 2012 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-laws no earlier than May 29, 2012 and no later than June 28, 2012. Director nominees submitted through this process will be eligible for election at the 2012 Annual Meeting, but will not be included in proxy materials sent to stockholders prior to the meeting.

Board Leadership

•	The Chairman of the Board leads the board and oversees board meetings and the delivery of information necessary for the board’s informed decision-making. The Chairman also serves as the principal liaison between the board and our management.

•	The board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the company. Currently, the board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the company well by providing unified leadership and direction.

•	When the Chairman and Chief Executive Officer roles are combined, the chair of the corporate governance committee:

—	acts as the presiding director and presides at all board meetings at which the Chairman is not present, including executive sessions of the non-employee directors;

—	serves as a liaison between the Chairman and the non-employee directors;

—	approves board meeting agendas and consults with the Chairman on information provided to the board;

—	approves meeting schedules to assure that there is sufficient time for discussions;

—	calls meetings of the non-employee directors and sets agendas for executive sessions; and

—	serves as board representative for consultation and direct communication with major stockholders on issues that the board determines may not be addressed by the Chairman or other board designees and as otherwise deemed appropriate by the board.

Raymond V. Gilmartin currently serves as the presiding director.

The Board’s Role in Risk Management

Enterprise Risk Management

The board believes that effective enterprise risk management must be an integral part of board and committee deliberations throughout the year.

•	The audit committee annually reviews the company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The audit committee then discusses the process and results with the full board.

•	In addition, the board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, its business strategy at the Board’s annual strategic planning meeting and other topics as appropriate.

•	Each committee conducts its own risk assessment and management activities throughout the year, some of which are highlighted under Board Committees and Their Functions, and reports its conclusions to the board.

•	The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

Through these processes, the board oversees a system to identify, assess and address material risks to the company on a timely basis.

Compensation Risk Assessment

Management reviewed a risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, with the assistance of Frederic W. Cook & Co., Inc., the compensation committee’s independent consultant.

The risk assessment began with a mapping of the company’s incentive programs, by employee type and level as well as across business units. Management then analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, terms of equity incentives, change in control and severance arrangements, sufficiency of stock ownership policies, governance of compensation decisions and enterprise risks that may be created by compensation policies and practices. Management also considered our practices that mitigate risk.

Management discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the company.

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. The corporate governance committee reviews committee and committee chair assignments annually, and recommends committee rosters to the full board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of August 1, 2011:

Audit Committee

Number of meetings in fiscal 2011: Six

Functions:	• Oversees integrity, adequacy and effectiveness of internal controls, audits, and financial reporting processes;

•   Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

• Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;
• Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;

•   Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key financial and operational risks;

• Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval; and
• Reviews the performance of the internal audit function.
Financial Experts:	The board of directors has unanimously determined that (i) all audit committee members are financially literate under the New York Stock Exchange listing standards and (ii) Mr. Danos, Mr. Esrey and Mr. Ryan qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Compensation Committee

Number of meetings in fiscal 2011: Five

Functions:	• Reviews compensation policies for executive officers and employees to ensure they provide appropriate motivation for corporate performance and increased stockholder value;
• Conducts performance reviews of the Chief Executive Officer;
• Recommends compensation and equity awards for the Chief Executive Officer and approves them for other senior executives;
• Recommends the compensation and equity awards for the non-employee directors;
• Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and
• Reviews and discusses with management the Compensation Discussion and Analysis and recommends its inclusion in the Proxy Statement.

Corporate Governance Committee

Number of meetings in fiscal 2011: Three

Functions:	• Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;
• Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;
• Recommends candidates for election to the board and evaluates continuing service of incumbent directors;
• Oversees the board self-evaluation process; and
• Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2011: Six

Functions:	• Reviews financial policies and performance objectives, including dividend policy;
• Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;
• Reviews the annual business plan and related financing implications; and
• Reviews financial risk management strategies, including the use of derivatives.

Public Responsibility Committee

Number of meetings in fiscal 2011: Three

Functions:	• Reviews public policy issues and social trends affecting General Mills;
• Monitors our corporate citizenship activities and sustainability programs;
• Evaluates our policies in the context of emerging corporate social responsibility issues; and
• Reviews our policies governing political contributions and our record of contributions.

A copy of each committee’s charter may be found on our website at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Directors are expected to attend all board and committee meetings, as well as the annual meetings of stockholders, absent exigent circumstances. All but one of our 14 directors in office at the time attended the 2010 Annual Meeting of Stockholders. During fiscal 2011, the board of directors met six times and various committees of the board met a total of 23 times. All directors attended at least 75% of the aggregate total meetings of the board and board committees on which they served during fiscal 2011.

Determining Executive Compensation

At the beginning of each fiscal year, the compensation committee reviews and approves compensation for our executive officers, with a view to incenting the achievement of superior financial results and appropriately aligning pay and performance. The committee approves changes to each component of executive officer compensation, including merit increases to base salary, annual incentive awards for the prior fiscal year’s performance, long-term incentive equity awards and performance objectives for the next fiscal year. For the Chief Executive Officer, the board reviews and approves the committee’s recommendations.

Fredric W. Cook & Co., Inc., the committee’s independent compensation consultant, and management play integral roles in the compensation-setting process. The compensation committee actively works with the independent compensation consultant to formulate compensation decisions for our Chief Executive Officer. Management, with the oversight of the independent compensation consultant, makes recommendations to the committee for the rest of the executive officers. In addition to management’s and the consultant’s recommendations, which are accompanied by competitive market data from the consumer packaged goods industry peer group, the compensation committee bases its decisions on corporate performance as measured by our incentive programs; for the Chief Executive Officer, the committee’s evaluation of his performance against the fiscal year’s objectives; and for other executive officers, the recommendations of the Chief Executive Officer. The committee also uses tally sheets to evaluate proposed pay actions for each executive officer in the context of their overall compensation, including actual and projected annual compensation and benefits, fiscal year stock gains, five-year cumulative total gross earnings, accumulated stock award values, retirement balances and termination benefits.

The compensation committee conducts a performance assessment for the Chief Executive Officer that includes input from all independent non-employee directors. In an executive session, the chair of the compensation committee leads independent non-employee directors through a review of the Chief Executive Officer’s annual accomplishments, review and approval of compensation actions recommended by the compensation committee and review of performance objectives for the next fiscal year. Following the executive session, the chair of the compensation committee communicates the results of the evaluation to the Chief Executive Officer.

The independent compensation consultant periodically conducts a detailed review of the consumer packaged goods industry peer group and internal equity comparisons to support the compensation committee’s review process, including benchmarking on pay philosophies, compensation elements separately and in total, and incentive mix. The independent compensation consultant advises the compensation committee on director and executive compensation, but performs no other services for General Mills.

A representative of the independent compensation consultant attends compensation committee meetings from time to time to serve as a resource for the committee. In order to encourage independent review and discussion of executive compensation matters, the compensation committee and the committee chair may request meetings with the independent compensation consultant in executive session without management present.

The compensation committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, compensation committee pre-approval is required for all services performed by the independent compensation consultant.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct are available on our website at www.generalmills.com.

The audit committee of the board of directors has established procedures for employees, stockholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Communications with the Board

Interested parties may directly contact any of our directors, any committee of the board, the board’s non-employee directors as a group, the presiding director, or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or does not relate to the responsibilities of the board.

DIRECTOR COMPENSATION AND BENEFITS

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders.

Determining Director Compensation.  The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. Each component of director compensation is described below.

Annual Retainer.  Non-employee directors each receive an annual retainer of $75,000. The chair of the audit committee receives an additional $15,000, chairs of other committees receive an additional $10,000, and other audit committee members receive an additional $5,000. We do not pay any additional fees for attending or chairing a meeting. We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash and/or common stock.

Stock Ownership Policy.  A substantial portion of director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five-times their annual retainer. As of July 28, 2011, all non-employee directors had met or exceeded these stock ownership requirements, except for those directors who were elected within the past three years and who are still accumulating shares.

Restricted Stock Units.  Upon attending their first board meeting and at each re-election, each non-employee director receives restricted stock units with a value of $90,000. The number of restricted stock units is determined based on the closing price of our common stock on the New York Stock Exchange on the date of the grant. Restricted stock units are granted under the 2006 Compensation Plan for Non-Employee Directors. The restricted stock units vest at the next annual meeting of stockholders. Directors who leave the board prior to vesting forfeit their restricted stock units. In the event an active director dies, his or her restricted stock units fully vest. Restricted stock units earn amounts equivalent to the regular dividend payments on our common stock. These amounts can be reinvested in additional stock units or paid to the director. Under the proposed 2011 Directors’ Plan, dividend equivalents will be distributed only to the extent the underlying restricted stock units vest.

Stock Options.  Upon attending their first board meeting and at each re-election, each non-employee director receives stock options to purchase a certain number of shares for every restricted stock unit that they receive. This award may be periodically re-adjusted with the intent that 50% of the value of their equity award is delivered in stock options, and 50% of the value is delivered in restricted stock units. Options are granted under the 2006 Compensation Plan for Non-Employee Directors. The exercise price is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant. The options become exercisable at the next annual meeting of stockholders and expire 10 years after grant. Directors who leave the board prior to vesting forfeit their unvested options. In the event an active director dies, the options fully vest and remain exercisable by the directors’ estate for the remainder of the option’s full term.

Deferred Compensation.  Non-employee directors may defer their retainers and restricted stock units. We credit any deferred cash retainers with earnings based on a director’s selection from a group of funds offered to employees participating in our Deferred Compensation Plan. One of these funds tracks the return on our common stock. Earnings credited are not above-market or preferential. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units tracks our common stock performance.

Other Benefits.  We have a Planned Gift Program for Directors (the “Planned Gift Program”) that has been discontinued for all directors elected after fiscal 2006. The Planned Gift Program is funded by General Mills-paid life insurance policies on each participating director. Upon the death of a participating director, we donate $1 million to a qualifying charity recommended by the director, and we receive the entire charitable deduction.

We then receive the life insurance proceeds. We have calculated the change in the accrued liability for the benefit in fiscal 2011 and included it under footnote 4, All Other Compensation.

The General Mills Foundation matches charitable contributions made by directors of up to $15,000 in each calendar year to eligible colleges, secondary and elementary schools, and up to $15,000 to eligible art and cultural organizations.

The fiscal 2011 compensation of our non-employee directors is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2011

	Fees
	Earned or
	Paid	Stock	Option	All Other
	in Cash(1)	Awards(2)	Awards(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)

Bradbury H. Anderson	75,000	90,013	66,874	—	231,887
R. Kerry Clark	83,750	90,013	66,874	—	240,637
Paul Danos	80,000	90,013	66,874	30,249	267,136
William T. Esrey	90,000	90,013	66,874	49,077	295,964
Raymond V. Gilmartin	85,000	90,013	66,874	37,182	279,069
Judith Richards Hope	90,000	90,013	66,874	41,818	288,705
Heidi G. Miller	75,000	90,013	66,874	14,446	246,333
Hilda Ochoa-Brillembourg	75,000	90,013	66,874	36,273	268,160
Steve Odland	75,000	90,013	66,874	21,921	253,808
Lois E. Quam	37,500	90,013	66,874	22,750	217,137
Michael D. Rose	85,000	90,013	66,874	42,749	284,636
Robert L. Ryan	80,000	90,013	66,874	39,332	276,219
Dorothy A. Terrell	81,250	90,013	66,874	39,455	277,592

(1)	Includes the annual retainer and additional fees for directors who chair a board committee or who serve on the audit committee. Mr. Anderson received $18,750 of his fees in common stock (531 shares valued at the closing price of our common stock on the New York Stock Exchange on the retainer payment dates). Ms. Quam resigned from the board on January 24, 2011, and consequently forfeited the balance of her annual retainer.

(2)	Includes the grant date fair value for 2,450 restricted stock units granted to each director upon re-election in fiscal 2011, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For fiscal 2011, assumptions used to calculate these amounts are factored into Note 11 “Stock Plans” to the audited financial statements included in our annual report on Form 10-K for the fiscal year ended May 29, 2011.

The grant date fair value is based on $36.74 per share, the closing price of our common stock on the New York Stock Exchange on the grant date, September 27, 2010.

At fiscal year end, each non-employee director held 2,450 restricted stock units, except for Mr. Anderson, Mr. Clark, Mr. Danos, Ms. Hope, Ms. Miller, Ms. Ochoa-Brillembourg, Mr. Odland and Mr. Rose, who each reinvested their dividends and held 2,506 restricted stock units. Ms. Quam forfeited all unvested stock awards at the time of her resignation from the board.

(3)	Includes the grant date fair value for 12,248 stock options granted to each director upon re-election in fiscal 2011, calculated in accordance with FASB ASC Topic 718. For fiscal 2011, assumptions used to calculate these amounts are factored into Note 11 “Stock Plans” to the audited financial statements included in our annual report on Form 10-K for the fiscal year ended May 29, 2011.

The grant date fair value is based on a Black-Scholes model valuation of $5.46 per share. The following assumptions were used in the calculation: expected term of 9.5 years; dividend yield of 3.1% annually; a risk-free interest rate of 2.8%; and expected price volatility of 18.5%.

At fiscal year end, the total number of stock options held by each non-employee director was as follows: Mr. Anderson 60,288; Mr. Clark 44,244; Mr. Danos 120,288; Mr. Esrey 180,288; Mr. Gilmartin 180,288; Ms. Hope 160,288; Ms. Miller 160,288; Ms. Ochoa-Brillembourg 160,288; Mr. Odland 120,288; Mr. Rose 140,288; Mr. Ryan 60,288; and Ms. Terrell 40,288. Ms. Quam forfeited all unvested option awards at the time of her resignation from the board.

(4)	All Other Compensation includes:

All Other Compensation

	Planned	Charitable
	Gift	Matching
	Program(5)	Gifts	Total
Name	($)	($)	($)

B. H. Anderson	—	—	—
R. K. Clark	—	—	—
P. Danos	25,249	5,000	30,249
W. T. Esrey	27,127	21,950	49,077
R. V. Gilmartin	26,182	11,000	37,182
J. R. Hope	24,685	17,133	41,818
H. G. Miller	14,446	—	14,446
H. Ochoa-Brillembourg	21,273	15,000	36,273
S. Odland	12,587	9,334	21,921
L. E. Quam	—	22,750	22,750
M. D. Rose	25,249	17,500	42,749
R. L. Ryan	24,332	15,000	39,332
D. A. Terrell	20,455	19,000	39,455

(5)	Includes interest cost recognized in fiscal 2011 in connection with the Planned Gift Program. Calculations assume 5.80% discount rate at the end of fiscal 2011; benefit payment immediately upon death; and mortality rates based on RP2000 Combined Healthy Mortality Table, projected to 2010 with Scale AA.

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY
DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5% of our outstanding shares on the dates indicated. Unless otherwise noted, all amounts are as of July 28, 2011, and the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature
	of Beneficial Ownership
			Exercisable	Percent
Name of Beneficial Owner	Shares(1)		Options(2)	of Class

B. H. Anderson	19,687	(3)	60,288		*
R. K. Clark	9,117		44,244		*
P. Danos	17,749		120,288		*
W. T. Esrey	80,843		180,288		*
I. R. Friendly	187,724	(4)	746,000		*
R. V. Gilmartin	82,885		180,288		*
J. R. Hope	61,954		160,288		*
H. G. Miller	29,404		160,288		*
D. L. Mulligan	58,910	(5)	237,826		*
H. Ochoa-Brillembourg	22,755		160,288		*
S. Odland	17,763		120,288		*
C. D. O’Leary	87,707		816,100		*
R. A. Palmore	26,406		—
K. J. Powell	250,958		1,201,338		*
M. D. Rose	60,610	(6)	140,288		*
R. L. Ryan	14,610		60,288		*
D. A. Terrell	42,565		40,288		*
All directors, nominees and executive officers as a group (25 persons)	1,661,933	(7)	7,127,880	1.3
BlackRock, Inc.	38,616,774	(8)	—	6.0
State Street Corporation	40,826,761	(9)	—	6.3

*	Indicates ownership of less than 1% of the total outstanding shares.

(1)	Includes:

•	Shares of our common stock directly owned;

•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;

•	Restricted stock units that vest within 60 days of July 28, 2011, as to which the beneficial owner currently has no voting or investment power: 2,450 restricted stock units for each non-employee director, except for Mr. Anderson, Mr. Clark, Mr. Danos, Ms. Hope, Ms. Miller, Ms. Ochoa-Brillembourg, Mr. Odland and Mr. Rose, who each reinvested their dividends and held 2,506 restricted stock units; and 29,851 restricted stock units for all directors, nominees and executive officers as a group; and

•	Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 3,125 units for Mr. Anderson; 4,036 units for Mr. Clark; 15,243 units for Mr. Danos; 24,188 units for Mr. Esrey; 123,096 units for Mr. Friendly; 20,071 units for Mr. Gilmartin; 50,070 units for Ms. Hope; 12,136 units for Ms. Miller; 20,249 units for Ms. Ochoa-Brillembourg;

15,256 units for Mr. Odland; 17,716 units for Mr. Rose; 11,110 units for Mr. Ryan; 33,635 units for Ms. Terrell; and 515,369 units for all directors, nominees and executive officers as a group.

(2)	Includes options that were exercisable on July 28, 2011 and options that become exercisable within 60 days of July 28, 2011.

(3)	Includes 2,800 shares held in individual trusts by either Mr. Anderson or his spouse, for which they serve as trustees.

(4)	Includes 2,256 shares held in custodial accounts for Mr. Friendly’s minor children and 16,238 shares held in a trust for the benefit of Mr. Friendly’s spouse and minor children. Mr. Friendly’s spouse serves as trustee of the trust.

(5)	Includes 55,326 shares owned jointly by Mr. Mulligan and his spouse.

(6)	Includes 20,388 shares held in a margin account and deemed to be pledged and 20,000 shares held by Midaro 2000, an investment fund controlled by Mr. Rose.

(7)	Includes 244,230 shares held solely by, jointly by, or in trust for the benefit of family members. Also includes 20,000 shares held by Midaro 2000, an investment fund controlled by Mr. Rose.

(8)	Based on information contained in a Schedule 13G/A that BlackRock, Inc. and its subsidiaries (“Black Rock”), at 40 East 52nd Street, New York, New York 10022, filed with the SEC on February 4, 2011. The filing indicated that as of December 31, 2010, BlackRock had sole investment power and sole voting power over all of these shares.

(9)	Based on information contained in a Schedule 13G filed by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, with the SEC on February 11, 2011. The filing indicated that as of December 31, 2010, State Street had shared investment power and shared voting power over all of these shares. State Street expressly disclaims beneficial ownership of all shares reported.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2011, except that due to administrative errors, each of our executive officers filed a late report for a stock award. John R. Church, our Senior Vice President, Supply Chain, also filed a late report for a purchase of common stock.

PROPOSAL NUMBER 2

ADOPTION OF THE 2011 STOCK COMPENSATION PLAN

Introduction

Stockholders are asked to vote to approve the General Mills, Inc. 2011 Stock Compensation Plan (the “2011 Plan”). The 2011 Plan would replace the General Mills, Inc. 2009 Stock Compensation Plan (the “2009 Plan”), which terminates according to its terms on December 31, 2011. If stockholders approve the 2011 Plan, we will issue no additional shares under the 2009 Plan. Shares which are forfeited, cancelled or terminated under the 2009 Plan (or other prior plans) will not be available for future grant.

The purpose of the 2011 Plan is to provide a compensation program that:

•	Rewards superior individual and company performance;

•	Attracts and retains management talent capable of achieving consistently superior business results; and

•	Aligns the interests of company managers with those of stockholders by linking a portion of their compensation directly to increases in stockholder value.

The company has long had an ownership culture in which its managers are required to build and hold significant amounts of General Mills stock over the course of their careers, thereby aligning their interests with those of non-employee stockholders. We require senior vice presidents and above to own more than five-times their base salary in company stock, and the stock ownership target for the Chief Executive Officer is double this amount (ten-times base salary); actual stock ownership by senior executives on average is double these ownership expectations. We have the longest vesting period for stock options and restricted stock units granted to managers in the consumer packaged goods industry (four-year cliff vesting versus the three-year ratable vesting which is the most common industry practice). Our managers hold their stock options for the longest period of time relative to their peers in the consumer packaged goods industry, with the average stock option held for eight years of its ten-year term, and with an unusually high percentage of stock options not exercised until well into the final year.

The company provides the stock compensation program to approximately 2,800 employees worldwide who are at a senior manager, director or officer level, which is approximately 15% of all employees in professional positions. In addition to the annual awards, we pay a portion of annual incentives in restricted stock units, which help motivate long-term performance.

Since the adoption of the 2009 Plan, which stockholders approved by a 75% vote, General Mills has made important progress in all four of its key Corporate Performance Measures: net sales growth, segment operating profit growth, earnings per share growth, and improvement in return on average total capital. During the same time period, voluntary professional turnover for our more than 2,800 stock plan participants has been below 4% per year, which is less than half the rate of turnover experienced by other major companies. We believe the ownership culture at General Mills motivates the achievement of superior company performance, and also plays an essential role in retaining top talent.

To continue the financial performance that has been achieved over the life of the expiring 2009 Plan, it is important that stockholders approve the 2011 Plan to ensure the company has sufficient shares authorized for issuance under our compensation plans. Highlights from the recommended 2011 Plan are as follows:

•	The 2011 Plan will maintain low rates of annual share usage over an extended term. The 2011 Plan requests the authorization of 40 million shares (or approximately 6.2% of outstanding shares), which the company expects to issue over the next three to four years, versus the 24 million shares over a two-year term in the 2009 Plan and the 20 million shares over a two-year term in the 2007 Stock Compensation Plan (the “2007 Plan”). The number of shares requested reflects the company’s intent to maintain moderate stock compensation share usage during the term of the 2011 Plan.

•	The 2011 Plan will not result in additional share dilution. General Mills intends to continue its long standing practice of opportunistically repurchasing shares of its common stock in excess of new shares issued under the company’s stock compensation plans. General Mills has repurchased approximately 7% of its outstanding shares (in excess of 44 million shares) over the term of the expiring 2009 Plan. With planned future repurchases, we do not expect there to be dilution of company shares as a result of the adoption of the 2011 Plan.

•	The 2011 Plan will provide for a pool of shares equal to 5% of the authorized shares, which the company may use to grant awards with no vesting period or vesting periods shorter than the standard four-year cliff vesting. We intend to grant these awards in international markets where four-year cliff vesting may not serve our retention needs.

•	Terms of the 2011 Plan are otherwise nearly identical to the 2007 and 2009 Plans, which were approved by stockholders by wide vote margins (79% and 75%, respectively, of the votes cast).

—	The 2011 Plan limits the issuance of full value performance awards, restricted stock and restricted stock units to 30% of authorized shares. Any full value award settled in stock above that limit decreases the number of authorized shares by six shares for each share granted.

—	Like the 2009 Plan, the 2011 Plan provides for performance awards. The compensation committee may issue performance awards that vest upon the accomplishment of performance goals over one year or multiple years. Applicable performance goals and performance periods will be established by the committee. Performance awards may be denominated in shares of the company’s common stock or notionally represented by a monetary value.

—	The 2011 Plan generally has a minimum four-year cliff vesting schedule for awards, and a prohibition on reusing shares that are cancelled under prior plans.

—	The 2011 Plan has a double-trigger requirement for change of control vesting. The change of control must have been consummated, and the participant must have been involuntarily terminated other than for cause, death or disability, or must have voluntarily terminated with good reason within two years of the change of control.

—	Awards issued under the 2011 Plan are subject to the company’s clawback policy. If the company must restate its financial results, and an officer’s actions or omissions are a significant contributing factor to the cause of the restatement, then the compensation committee may use its discretion to adjust the officer’s future compensation, cancel outstanding awards or require repayment of gains realized during a period when inaccurate financial results were publicly reported without correction.

—	The 2011 Plan incorporates a broad range of other compensation and governance practices to protect stockholders’ interests, such as a limit on restricted stock and restricted stock unit awards; no discounted options or stock appreciation rights; prohibition on repricing; no reload options or loans to pay for awards; dividends on restricted stock and restricted stock units payable only at vesting; no dividend rights on options or stock appreciation rights; no transfer of shares for consideration to third parties; and restrictive share counting provisions that prohibit counting of shares on a net basis for issuance of options and stock appreciation rights.

—	Upon approval of the 2011 Plan, no further grants will be made from the 2009 Plan. Approximately 10.2 million shares remaining in the 2009 Plan will no longer be available for grant. All new stock grants will be made from the 2011 Plan.

General Mills has significantly reduced both its annual share usage and its stock overhang during the terms of the 2007 and 2009 Plans. Annual share usage (as a percent of shares outstanding) continues to decline since the adoption of the 2009 Plan to a current annual target level of 1.2% and a maximum limit of 2.0%. Our stock overhang (options outstanding plus shares available for a grant, as a percent of shares outstanding) has been reduced by approximately 30% since the adoption of the 2009 Plan, and is currently 12%. In addition, 20% of total stock options outstanding will expire within 18 months of the 2011 Annual Meeting, further reducing our stock overhang by another 2%. A portion of these options that will expire in the next 18 months are the last grants issued as part of the legacy all-employee grant and salary replacement programs that are no longer in place.

Summary of Material Features of the 2011 Plan

The summary of the material features of the 2011 Plan that follows is subject to the full text of the 2011 Plan that is contained in Appendix B to this Proxy Statement.

Plan Term:	September 26, 2011 through September 30, 2021, or until all shares are utilized, whichever occurs first
Eligible Participants:	Employees selected by the compensation committee (typically managers and above)

Only employees of General Mills and its subsidiaries and affiliates are eligible to receive awards under the 2011 Plan. The compensation committee determines which employees are eligible to participate. The primary recipients of awards under the 2011 Plan will be our officers, other key employees and managers. As of May 29, 2011, there were approximately 35,000 full- and part-time employees of General Mills and its subsidiaries, of which approximately 2,800 were officers, other key employees and managers.
Shares Authorized:	40 million shares of General Mills common stock
Shares Authorized as a Percentage of Outstanding Common Stock:	Approximately 6.2% of shares outstanding at July 28, 2011
Recent Market Value per Share:	$37.29 closing sales price on the New York Stock Exchange at July 28, 2011
Award Types:	(1) Non-qualified stock options, (2) restricted stock, (3) unrestricted stock, (4) restricted stock units, (5) stock appreciation rights and (6) performance awards. Other than options, which are always settled in shares of company stock, awards may be paid in cash or stock as determined by the compensation committee.

Awards under the 2011 Plan will be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code (the “Code”) or discretionary. Subject to the 2011 Plan limits, the compensation committee has the discretionary authority to determine the size of an award, if it will be tied to meeting performance-based requirements and if any performance awards, stock appreciation rights or restricted stock units will be settled in common stock or cash. In order for any participant to be awarded performance awards, restricted stock or restricted stock units based on performance in a fiscal year, the company’s net earnings from continuing operations, excluding items identified and disclosed by the company as non-recurring or special costs for that fiscal year, must be greater than zero.
Award Limits:	Performance awards, restricted stock and restricted stock units settled in shares of common stock are limited to 30% of the total number of shares available, subject to the share counting provisions below.

Awards in excess of 2 million shares or units in the aggregate may not be issued to any single participant per fiscal year.

The total value of performance awards payable to any single participant for a fiscal year may not exceed $20 million.

In no event will the total value of a performance award granted to any participant for any one performance period exceed the lesser of 0.5% of the company’s net earnings for that period or the limits stated above.
Share Counting:	Shares subject to stock options and stock appreciation rights will reduce the shares available for awards by one share for every one share granted.

Performance awards, restricted stock and restricted stock units settled in shares of common stock reduce the shares available for awards by one share for every one share awarded, up to 30% of the total number of shares available; beyond that, they reduce the number of shares available for awards by six shares for every one share awarded.

Awards settled in cash do not count against the pool of available shares.

Shares tendered or withheld to pay taxes or an option’s exercise price are not available for re-issuance and count against the pool of available shares.

Forfeited awards are not counted against the maximum.

Cancelled, terminated, forfeited or expired shares under prior plans cannot be reissued under the 2011 Plan.
Exercise of Stock Options and Stock Appreciation Rights:	The exercise price of stock options and stock appreciation rights granted under the 2011 Plan may not be less than the fair market value of our common stock on the date of grant, and the term may not be longer than 10 years and one month.
Vesting:	Determined by compensation committee, but generally not less than four years for stock options, stock appreciation rights, restricted stock and restricted stock units. Up to 5% of authorized shares may be granted with vesting periods shorter than four-year cliff vesting.

Restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.

Performance awards vest upon the accomplishment of performance goals over one year or multiple years. Applicable performance goals and performance periods will be established by the compensation committee. The committee may adjust the value of awards based on performance criteria or as it otherwise determines in its discretion to be appropriate. It may also require forfeiture of all or part of the performance award in the event that additional conditions are not met, for example, if the participant is terminated prior to the expiration of any service conditions.
Deposits:	The compensation committee may require deposits of General Mills common stock owned by the participant as a condition to restricted stock and restricted stock unit awards.
Adjustments:	In the event of certain corporate transactions, including a special dividend, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, spin-off, repurchase or exchange of our common stock or similar event affecting our common stock, the number and kind of shares granted under the 2011 Plan will be adjusted appropriately.
Transferability:	Stock options and stock appreciation rights granted under the 2011 Plan are transferable only as provided by the rules of the compensation committee, by the participant’s last will and testament, or by the applicable laws of descent and distribution. Restricted stock, restricted stock units and performance awards may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.
Change of Control:	Vesting of outstanding awards accelerates upon the consummation of a change of control and one of the following double-trigger vesting requirements: (1) involuntary termination other than for cause within 24 months of the change of control, (2) voluntary termination for good reason within 24 months of the change of control for certain senior executives, or (3) there is no adequate replacement award and/or the awards are not assumed. In addition, the compensation committee may cancel and settle stock options and stock appreciation rights for cash.

Termination, Death and Retirement:	If a participant voluntarily resigns or is terminated for cause, vested stock options and stock appreciation rights will expire three months after the termination of the participant’s employment. If a participant dies while employed by us, outstanding stock options and stock appreciation rights will fully vest and may be exercised by the person’s designated beneficiary, or in the absence of such designation, by the participant’s estate for the original term. Unless otherwise provided by the compensation committee at the time of grant, if a participant retires on or after age 55 with at least five years of service, or if a participant is involuntarily terminated when their age plus years of service with the company equals or exceeds 70, outstanding stock options and stock appreciation rights will continue to vest, and the participant may exercise stock options or stock appreciation rights according to their original terms. For senior vice presidents and above who are involuntarily terminated, but whose age plus years of service are less than 70, their stock options and stock appreciation rights will vest and remain exercisable for the lesser of one year or the original term.

Subject to certain exceptions, performance awards, restricted stock and restricted stock units will be forfeited if they are not vested when the participant terminates employment. If a participant dies while employed by us, performance awards, restricted stock and restricted stock units will fully vest. Unless otherwise provided by the compensation committee at the time of grant, if a participant retires on or after age 55 and five years of service, or if a participant is involuntarily terminated when their age plus years of service with the company equals or exceeds 70, performance awards, restricted stock and restricted stock units will fully vest.
Administration:	The 2011 Plan will be administered by the compensation committee. The compensation committee will select employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the awards. The compensation committee may interpret the 2011 Plan and establish, amend and rescind any rules relating to the 2011 Plan. The compensation committee may delegate all or part of its responsibilities.
Amendments:	Subject to approval of the board of directors, where required, the compensation committee may terminate, amend or suspend the 2011 Plan, provided that no action may be taken by the compensation committee or the board of directors (except those described earlier in the Adjustments section) without the approval of the stockholders to: (1) increase the number of shares that may be issued; (2) permit granting of stock options or stock appreciation rights having an exercise price less than fair market value; (3) permit the repricing of outstanding stock options or stock appreciation rights; or (4) amend individual limits on awards.

U.S. Federal Income Tax Consequences

Stock Options and Stock Appreciation Rights.  Generally, no federal income tax is payable by a participant upon the grant of a stock option or stock appreciation right and we are not entitled to claim a tax deduction upon the grant. Under current tax laws, if a participant exercises a non-qualified stock option or stock appreciation right he or she will be taxed at ordinary income rates on the difference between the fair market value of the common stock on the exercise date and the option price or, in the case of a stock appreciation right, the fair market value of the stock on the date of grant. The company will be entitled to a corresponding deduction at the time the participant recognizes ordinary income, to the extent that the amount of income satisfies the general rules regarding deductibility of compensation, including those in Section 162(m) of the Internal Revenue Code.

Performance Awards, Restricted Stock and Restricted Stock Units.  Performance awards and awards of restricted stock and restricted stock units under the 2011 Plan generally are not subject to federal income tax when awarded and the company is not entitled to claim a tax deduction at the time of the award. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the participant properly files an election with the Internal Revenue Service to accelerate tax recognition to the date of the award. Performance awards and restricted stock units are generally subject to ordinary income tax at the time of payment. Any dividends or dividend equivalents received with respect to restricted stock, restricted stock units, or performance awards will be taxable as ordinary income at the time of payment. In these cases, the company is entitled to a corresponding deduction at the time the participant recognizes ordinary income, to the extent that the amount of income satisfies the general rules regarding deductibility of compensation, including those in Section 162(m) of the Internal Revenue Code.

Unrestricted Stock.  For grants of unrestricted stock made under the 2011 Plan, the participant must recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date of receipt) over the amount, if any, paid for the shares. The company will be entitled to a corresponding deduction at the time the participant recognizes ordinary income, to the extent that the amount of income satisfies the general rules regarding deductibility of compensation, including those in Section 162(m) of the Internal Revenue Code.

Application of Section 16.  Special rules may apply in the case of participants subject to Section 16(b) of the Securities Exchange Act of 1934. Unless a special election with the Internal Revenue Service to accelerate tax recognition to the time of exercise is made under the tax laws, shares of stock acquired pursuant to an award may be treated as restricted for a period of up to six months after the date of exercise. Accordingly, the amount of ordinary income recognized, and the amount of the company’s deduction, may be determined based on the fair market value of the stock as of the end of that period.

Taxable ordinary income recognized by a participant upon exercise of a stock option or stock appreciation right; lapse of restrictions on restricted stock or restricted stock units; and payment of a performance award, dividend or dividend equivalent will be treated as wages subject to income and employment tax withholding. With respect to stock awards other than stock options or stock appreciation rights, employment taxes (e.g., FICA) are generally payable upon lapse of applicable forfeiture restrictions, even if payment of underlying shares occurs at a later date.

The 2011 Plan is intended to comply with Section 409A of the Internal Revenue Code.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2011 Plan that were subject to stockholder approval. In addition, the compensation committee will determine the number and types of awards that will be granted under the 2011 Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2011 Plan is approved by our stockholders.

The board of directors unanimously recommends a vote FOR the adoption of the General Mills, Inc. 2011 Stock Compensation Plan.

PROPOSAL NUMBER 3

ADOPTION OF THE 2011 COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

Introduction

Stockholders are asked to vote to approve the General Mills, Inc. 2011 Compensation Plan for Non-Employee Directors (the “2011 Directors’ Plan”). The 2011 Directors’ Plan is intended to replace the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors (the “2006 Directors’ Plan”), which terminates on September 30, 2011.

The purpose of the 2011 Directors’ Plan is to provide a compensation program that:

•	Attracts and retains qualified individuals to serve on the company’s board of directors; and

•	Awards stock options and restricted stock units payable in General Mills common stock in order to align the interests of non-employee directors with those of stockholders by providing that a portion of their compensation is linked directly to increases in stockholder value.

Highlights from the recommended 2011 Directors’ Plan are as follows:

•	Overall design of the 2011 Directors’ Plan is substantially similar to the 2006 Directors’ Plan, which was approved by stockholders by 73.2% of the votes cast. The 2011 Directors’ Plan has the same number of authorized shares to be issued.

•	The 2011 Directors’ Plan reflects compensation and governance best practices, such as no stock option repricing, no discounted options, no reload options, a limitation on the number of shares that can be utilized in a given year, a limitation on the total number of shares that can be granted as restricted stock units over the term of the Plan, no dividends on options, and the avoidance of expansive share-counting features.

•	Upon approval of the 2011 Directors’ Plan, no further grants will be made under the 2006 Directors’ Plan. Approximately 253,428 unissued shares under the 2006 Directors’ Plan will be cancelled. All new stock grants will be made under the 2011 Directors’ Plan.

Summary of Material Features of the 2011 Directors’ Plan

The summary of the material features of the 2011 Directors’ Plan that follows is subject to the full text of the 2011 Directors’ Plan that is contained in Appendix C to this Proxy Statement.

Plan Term:	September 26, 2011 through September 30, 2016
Eligible Participants:	Members of the board of directors who are not employees of the company or any of its subsidiaries, currently 12 individuals
Shares Authorized:	1.4 million shares of General Mills common stock
Shares Authorized as a Percentage of Outstanding Common Stock:	Approximately 0.2% of shares outstanding at July 28, 2011
Recent Market Value per Share:	$37.29 closing sales price on the New York Stock Exchange at July 28, 2011
Award Types:	(1) Non-qualified stock options, (2) restricted stock units and (3) cash retainers
Each non-employee director will be granted a non-qualified option to purchase shares of company common stock on the effective date of the 2011 Directors’ Plan (or, on the date a non-employee director is first elected after the effective date of the Plan) and on each successive annual stockholders’ meeting date when the director is re-elected.

On the effective date of the 2011 Directors’ Plan (or, on the date a non-employee director is first elected after the effective date of the Plan) and on each successive annual stockholders’ meeting date when he or she is re-elected, each non-employee director shall receive an award of restricted stock units.

Each non-employee director will receive an annual retainer for serving on the board. Each non-employee director may elect to receive all or a portion of the retainer in the form of cash, deferred cash and/or common stock.
Award Limits:	The maximum number of shares authorized to be issued in a single plan year is 320,000.
Share Counting:	Shares subject to stock options will reduce the shares available for awards by one share for every one share granted.

Restricted stock units settled in shares of common stock reduce the shares available for awards by one share for every one share awarded, up to 30% of the total number of shares available; beyond that, they reduce the number of shares available for awards by six shares for every one share awarded.

Shares tendered or withheld to pay taxes or an option’s exercise price are not available for re-issuance and count against the pool of available shares.

Forfeited awards are not counted against the maximum.

Cancelled, terminated, forfeited or expired shares under prior plans cannot be reissued under the 2011 Directors’ Plan.
Exercise of Stock Options:	The exercise price of stock options granted under the 2011 Directors’ Plan may not be less than the fair market value of our common stock on the date of grant, and the term may not be longer than 10 years.
Vesting:	Each option will vest and become exercisable on the annual meeting date following the grant date and will expire ten years from the grant date. Restricted stock units vest on the annual stockholders’ meeting date following the grant date, at which time the company delivers shares of its common stock to the non-employee director, unless the director elected to defer the award. Restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.
Adjustments:	All stock awards will be subject to adjustment for corporate transactions that may otherwise cause a dilution or enlargement of the rights of participants.
Transferability:	Stock options granted under the 2011 Directors’ Plan are transferable only as provided by the rules of the compensation committee, by the participant’s last will and testament, or by the applicable laws of descent and distribution. Restricted stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.
Change of Control:	In the event of a change of control of the company, stock options will immediately vest and become exercisable, and restricted stock units will immediately vest.
Termination, Death and Retirement:	Stock options and restricted stock units will be forfeited to the company if the non-employee director terminates service on the board prior to vesting at the next annual meeting date. The balance of any retainer due to the director in that quarter shall also be forfeited. If a non-employee director dies prior to the vesting of stock options or restricted stock units at the next annual meeting date, those stock awards shall fully vest as of the date of his or her death.

Administration:	The compensation committee will administer the 2011 Directors’ Plan. The committee will have the full power to interpret its terms and formulate additional details and regulations to carry out the provisions of the Plan.
Amendments:	The compensation committee may amend, modify or terminate the 2011 Directors’ Plan at any time; however, no action may be taken by the compensation committee or the board of directors (except for “Adjustments” as referenced above) without the approval of the stockholders to: (1) Increase the number of shares that may be issued under the Plan; (2) Permit granting of stock options at less than fair market value; (3) Permit the repricing of outstanding stock options; or (4) Amend the maximum shares that may be granted as awards to any participant.

U.S. Federal Income Tax Consequences

Cash Retainers.  Cash retainers result in ordinary income to the non-employee director, and a corresponding deduction to the company, when paid. If a non-employee director elects pursuant to the terms of the 2011 Directors’ Plan to defer payment of cash retainers, the director will recognize taxable ordinary income, and the company will receive a corresponding deduction, at the time when the deferred payment is made.

Stock Options.  Stock options granted under the 2011 Directors’ Plan will be non-qualified options governed by Section 83 of the Internal Revenue Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction for the company. Under current tax law the exercise of an option will result in taxable ordinary income to the non-employee director and a corresponding deduction to the company, equal to the difference between the fair market value of the shares on the date the option was granted and the fair market value of those shares on the date the option was exercised.

Restricted Stock Units.  The grant of restricted stock units will not result in taxable income to the non-employee director or a tax deduction for the company. At the time the shares underlying restricted stock units are paid, a non-employee director will recognize taxable ordinary income and the company will receive a corresponding deduction, equal to the fair market value of those shares on the date payment is made. If a non-employee director elects pursuant to the terms of the 2011 Directors’ Plan to defer payment of restricted stock units beyond the vesting date, the director will recognize taxable ordinary income, and the company will receive a corresponding deduction, at the time when the deferred payment is made in an amount equal to the fair market value of the shares received as of that time.

Application of Section 16.  Special rules may apply to individuals, including non-employee directors, subject to Section 16 of the Securities Exchange Act of 1934 if they purchase shares of our stock in a transaction that is not exempt under Section 16 within six months of an option exercise or the vesting or deferred payment date of stock restricted units. In that case, unless a special election is made pursuant to the Internal Revenue Code, shares received through exercise of a stock option, vesting or deferred payment of restricted stock units may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise, vesting or deferred payment. Accordingly, the amount of any ordinary income recognized, and the amount of the company’s deduction, are determined based on the fair market value of the shares as of the end of that period.

Non-employee directors are responsible for the payment of all federal, state and local taxes, including those of any jurisdiction outside the United States, in respect of awards under the 2011 Directors’ Plan.

The Plan is intended to comply with Section 409A of the Internal Revenue Code.

New Plan Benefits

If our stockholders approve the 2011 Directors’ Plan, we will use the Plan to pay retainer fees and make awards of stock options and restricted stock units to our non-employee directors as of the 2011 Annual Meeting. The compensation committee has discretion to determine the amount, number and types of awards that will be granted under the 2011 Directors’ Plan. The current terms of these awards and payments are described under Director Compensation and Benefits.

The Board of Directors unanimously recommends a vote FOR adoption of the General Mills, Inc. 2011 Compensation Plan for Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of May 29, 2011 with respect to our equity compensation plans.

Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities to		Under Equity
	be Issued upon	Weighted-Average	Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)(1)	(c)

Equity compensation plans approved by security holders	73,533,931 (2)	$27.09	16,942,290	(4)(5)
Equity compensation plans not approved by security holders	5,666,111 (3)	$23.62	—

Total	79,200,042	$26.82	16,942,290

(1)	Weighted-average term of outstanding options is 4.78 years.

(2)	Includes 62,226,807 stock options, 9,607,129 restricted stock units, and 1,699,995 restricted stock units that have vested and been deferred. We granted these awards under the following active stockholder-approved plans: 2009 Stock Compensation Plan, 2006 Compensation Plan for Non-Employee Directors, and the Executive Incentive Plan; and the following stockholder-approved plans which have been discontinued: 1990 Stock Plan for Non-Employee Directors, Stock Option and Long-Term Incentive Plan of 1993, 1995 Salary Replacement Stock Option Plan, 1996 Compensation Plan for Non-Employee Directors, 1998 Senior Management Stock Plan, 2001 Compensation Plan for Non-Employee Directors, 2003 Stock Compensation Plan, 2005 Stock Compensation Plan, and 2007 Stock Compensation Plan. No future awards may be granted under any of the discontinued plans.

(3)	Includes 5,320,535 stock options and 345,576 restricted stock units that have vested and been deferred. These awards include stock options granted to a broad group of employees in fiscal 2000 and 2002, and grants in lieu of salary increases and certain other compensation and benefits. We granted these awards under our 1998 Employee Stock Plan, which provided for the issuance of stock options, restricted stock and restricted stock units to attract and retain employees, and to align their interests with those of stockholders. We discontinued the 1998 Employee Stock Plan in September 2003, and no future awards may be granted under that plan.

(4)	Includes stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards that we may award under our 2009 Stock Compensation Plan, which had 16,688,862 shares available for grant at fiscal year end. Also includes stock options and restricted stock units that we may award under our 2006 Compensation Plan for Non-Employee Directors, which had 253,428 shares available for grant at fiscal year end. Excludes shares that would be available under the current Executive Incentive Plan, based on company and individual performance subject to certain limits.

(5)	The table above shows our outstanding equity awards as of fiscal year end. After fiscal year end, the company issued equity awards to its employees based on fiscal 2011 performance. A total of 3,932,214 options and 2,571,432 restricted stock units were issued under the 2009 Stock Compensation Plan to approximately 2,800 employees. Both the options and the restricted stock units had a four-year cliff vesting schedule; a small percentage of these awards had a five-year cliff vesting schedule for added retention value. The awards reduced the number of shares currently available under the 2009 Stock

Compensation Plan. As of July 28, 2011, our outstanding equity awards and shares currently available were as follows:

•	28,829,502 options have been outstanding for longer than six years, with a weighted average price of $23.0483 and a weighted average remaining term of 2.09; of this total, 14,033,546 options will expire within 18 months of the 2011 Annual Meeting;

•	41,956,822 options have been outstanding for less than six years with a weighted average price of $30.4069 and a weighted average remaining term of 6.91 years;

•	9,541,533 unvested restricted stock units are outstanding, of which 166,617 units will vest shortly after the 2011 Annual Meeting; and

•	10,186,911 shares remain available for issuance under the 2009 Stock Compensation Plan.

However, no additional shares will be issued under the 2009 Stock Compensation Plan after the 2011 Annual Meeting if the 2011 Stock Compensation Plan is approved. A total of 1,221,625 cash-settled restricted stock units have been granted under the 2009 Stock Compensation Plan. They did not reduce the number of shares available for other awards.

Our common shares outstanding as of July 28, 2011, the record date for the 2011 Annual Meeting, was approximately 646,597,602 shares. The number of common shares outstanding as of the record date reflects reductions as a result of share repurchases from May through July.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The compensation committee of the company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended May 29, 2011.

SUBMITTED BY THE COMPENSATION COMMITTEE

Michael D. Rose, Chair
Bradbury H. Anderson
R. Kerry Clark
Raymond V. Gilmartin

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of Fiscal 2011 Company Performance and Compensation Actions

General Mills strives to achieve financial performance that consistently ranks in the top quartile of results from our consumer packaged goods industry peer group, and to deliver superior returns to our stockholders in terms of stock price appreciation and dividends. Our research indicates that food companies in our industry peer group with the highest five-year total stockholder return are those with the most consistent performance in terms of sales growth, profit growth, and return on average total capital improvement. As a result, since fiscal 2006, we have measured our financial performance, and calculated our pay-for-performance incentive compensation, using these Corporate Performance Measures. Our consumer packaged goods industry peer group is described on page 35.

Overall, fiscal 2011 presented a challenging operating environment for food manufacturers, reflecting the return and rapid acceleration of cost inflation for various food ingredients and energy. We continued to focus on our five key drivers for continued long-term growth: innovation, brand-building, leading customer growth, international expansion, and margin expansion. Following five years of top quartile results versus our consumer packaged goods industry peer group, our fiscal 2011 financial performance fell slightly below the median performance range established at the start of the fiscal year for our Corporate Performance Measures. Fiscal 2011 performance results included: +8% adjusted earnings per share growth, +2% net sales growth, +4% segment operating profit growth, and flat adjusted return on average total capital. These financial results are reflective of strong results in our international and bakeries and foodservice segments, with a more challenging year for U.S. retail operations following a superior fiscal 2010. In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, these fiscal 2011 performance results reflect adjustments for certain items affecting comparability as described on page 40.

Fiscal 2011 continued our trend of strong returns to General Mills stockholders. For the year, the General Mills stock price appreciated 10% to reach nearly $40 per share. Stock price appreciation plus reinvested dividends represented a 14% one-year total return to stockholders in fiscal 2011. Although this was below the comparable return for the S&P 500 and the return for our consumer packaged goods industry peer group, it followed our superior 43% one-year total return to stockholders in fiscal 2010. Over the past three years, General Mills has produced an annualized total return to stockholders of 12%. This is well above the 1% three-year return for the S&P 500 and above the 10% three-year return of our consumer packaged goods industry peer group. In recognition of our consistent long-term business growth and stock performance, we declared a 2-for-1 stock split at the end of fiscal 2010.

The compensation committee believes that the company’s long-standing executive compensation programs have been effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and enabling General Mills to attract and retain some of the most talented executives in the global consumer packaged goods industry.

The compensation committee and board of directors, with counsel from their independent compensation consultant Frederic W. Cook & Co., Inc., took the following actions in fiscal 2011:

•	Performance-based (at risk) compensation lower than last year, consistent with performance. Consistent with our pay-for-performance philosophy, the annual incentive payouts and long-term incentive awards granted to named executive officers for fiscal 2011 performance were slightly below the median range of potential payout opportunity, consistent with financial performance that fell slightly below the median performance range established for our Corporate Performance Measures. While competitive and appropriate for fiscal 2011 results, this performance-based compensation was lower than the amounts paid for superior performance in fiscal 2010.

The tables below outline the year-over-year change in performance-based (at risk) compensation for our Chairman and Chief Executive Officer:

Year-Over-Year Change in CEO Annual Incentive Payouts

Fiscal Year	Annual Incentive — Cash Portion ($)	Annual Incentive — Restricted Stock Unit Match Portion ($)	Total Incentive Earned ($)	FY11 vs FY10 (% change)

2011	1,695,135	498,370	2,193,505	—17%
2010	1,926,622	728,263	2,654,885

Year-Over-Year Change in CEO Stock Awards

Fiscal Year	Restricted Stock Units Granted (# of shares)	Stock Options Granted (# of shares)	FY11 vs FY10 (% change)

2011	76,051	357,525	—20%
2010	91,468	457,340

•	Base salaries increased, but are still conservative relative to compensation peer group. At the beginning of fiscal 2011, base salaries for named executive officers were increased to a more competitive level following the completion of a competitive market compensation assessment of our compensation peer group by the independent consultant, and a superior fiscal 2010 in terms of individual and company performance. Even with these increases, the base salaries of our named executive officers are positioned at or below the market median for our compensation peer group. When combined with performance-based compensation opportunities, the total compensation paid to our named executive officers will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the compensation peer group.

The table below outlines the year-over-year change in base salary earnings for our Chairman and Chief Executive Officer:

Year-Over-Year Change in CEO Base Salary Earnings

Fiscal Year	Base Salary Earnings ($)	FY11 vs FY10 (% change)

2011	1,059,883	+9%
2010	973,042

•	98.5% stockholder support for our executive compensation program. General Mills has a long-standing practice of engagement and open communication with investors. The board of directors enhanced this practice by voluntarily providing stockholders with an advisory vote on executive compensation at the 2010 Annual Meeting. 98.5% of votes cast by stockholders endorsed our executive compensation philosophy, policies and practices.

•	More stringent stock ownership requirements. Management reviewed the stock ownership requirements that have been in place since 1991, and, with the compensation committee’s approval, updated the policy to reflect best practices while maintaining aggressive minimum holding requirements for our executives versus our consumer packaged goods industry peer group and the broader industry. Minimum ownership requirements remain at ten times salary for the chief executive officer and five times salary for other named executive officers. As of fiscal 2011, executives are no longer able to consider the after-tax value of vested, unexercised stock option gains in the overall computation of executive stock ownership. Direct and family-owned shares of stock, deferred stock units, unvested restricted stock units, and stock units in the General Mills 401(k) continue to be included in the computation. All named executive officers greatly exceed these minimum stock ownership requirements.

•	Further elimination of executive medical benefit. As reported in last year’s Proxy Statement, the company closed executive medical coverage to new participants as of December 2009. During fiscal 2011, further action was taken to terminate all executive medical plan coverage for current executives by the end of calendar 2011, transitioning them into the medical coverage provided to all U.S. salaried employees. Affected executives received compensation payments as part of this transition, including the named executive officers whose payments are included in this year’s compensation table disclosures.

•	Compensation decisions made within context of current and accumulated compensation. Consistent with past practice, management prepared a detailed analysis of all compensation and benefits paid and accumulated by the named executive officers, referred to as tally sheets. These tally sheets were provided for the compensation committee’s review at every meeting during the fiscal year, so all compensation decisions were made with an overall understanding of the entire rewards package.

•	Compensation programs reviewed for potential risks. As described under The Board’s Role in Risk Management, during fiscal 2011, the compensation committee reviewed management’s assessment of compensation risk, which was conducted with guidance from the committee’s independent compensation consultant. The committee concluded that General Mills compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Philosophy and Principles

General Mills’ guiding philosophy is to maintain a compensation system that will attract, motivate, reward and retain competitively superior leaders who are able consistently to achieve corporate performance and total stockholder return that is in the top tier of the consumer packaged goods industry peer group. The compensation committee bases its compensation decisions on the following core principles:

•	Pay is Performance Based: Executive compensation at General Mills is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company, business unit, and individual performance. Base salaries are targeted at or below the median of salaries paid by U.S. companies in the consumer packaged goods industry peer group. Annual and long-term incentive programs are designed to build to a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

•	Stock Ownership is Emphasized: Broad and deep employee stock ownership aligns the interests of employees with those of stockholders. Programs have been created to encourage employees to build and maintain an ownership interest in the company. We have established specific stock ownership policies for employees in key management positions throughout the company.

•	Compensation Opportunities must be Competitive: Competition for management talent in the food and consumer packaged goods industry is consistently intense. To ensure that executive compensation at General Mills remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of peer food and consumer packaged goods companies, as well as those of a broader group of leading industrial companies. In performing these analyses, peer group proxy data and two major survey sources are utilized:

—	Consumer Packaged Goods Peer Group Proxy Analysis: The independent compensation consultant compares our pay practices and levels for named executive officers with those disclosed in the annual proxy statements of the 13 major U.S. consumer packaged goods companies that are part of the consumer packaged goods industry peer group.

—	Consumer Packaged Goods Peer Group Surveys: Management participates in annual surveys conducted by Aon Hewitt and Towers Watson which provide specifics on the pay practices of companies in the consumer packaged goods industry, with which we compare our financial performance and often compete for executive talent.

Consumer Packaged Goods Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, benchmarks our performance and compensation against the consumer packaged goods industry peer group, a group of major consumer packaged goods companies, which we sometimes refer to as the “industry peer group.” The industry peer group was established using the following five selection criteria:

•	Branded consumer packaged goods companies;

•	Food industry competitors;

•	Large-cap companies, typically with annual revenues in excess of $5 billion;

•	Companies with similar business dynamics and challenges; and

•	Direct competitors for industry talent.

As shown below, the median annual revenues and total assets for the 16 companies in this industry peer group are comparable to those of General Mills. The compensation committee annually reviews the composition of this industry peer group to assure it is the most relevant set of companies to use for comparison purposes. The peer groups utilized for comparisons of performance and compensation are identical with the exception of three European companies (Nestlé, Unilever and Danone) that are in the consumer packaged goods industry peer group but excluded from compensation comparisons, due to the lack of publicly available pay information. The U.S. companies in the consumer packaged goods industry peer group that we use for compensation comparisons are sometimes referred to as the “compensation peer group.”

The following companies comprise the consumer packaged goods industry peer group:

Companies in the Consumer Packaged Goods Industry Peer Group

Campbell Soup Co.	H. J. Heinz Co.	PepsiCo, Inc.
Clorox Co.	The Hershey Co.	The Procter & Gamble Co.
The Coca-Cola Co.	Kellogg Co.	Sara Lee Corp.
Colgate-Palmolive Co.	Kimberly-Clark Corp.	Unilever NV*
ConAgra Foods, Inc.	Kraft Foods Inc.
Danone Inc.*	Nestlé SA*

*	Excluded from compensation comparisons due to lack of publicly available pay information.

Companies in the Consumer Packaged Goods Industry Peer Group — Sales, Market Capitalization and Total Assets

In Millions	Sales*	Market Capitalization**	Total Assets*

75th Percentile	$51,365	$95,721	$69,345
Median	17,655	34,245	15,856
25th Percentile	10,718	12,149	9,766

General Mills	$14,880	$25,334	$18,675

Source: Standard & Poor’s Capital IQ
 * As of and for the most recent fiscal year
** As of May 29, 2011

The compensation committee annually reviews comparisons of General Mills’ compensation under various performance scenarios versus compensation peer group practices to ensure our programs function consistently with our compensation philosophy and principles. Based upon these reviews, the compensation committee believes that the compensation paid to General Mills’ named executive officers is reasonable and appropriate.

Elements of the General Mills Total Rewards Program

During fiscal 2011, the General Mills executive pay program elements consisted of base salary, annual incentive, long-term incentive, broad-based benefits and other perquisites. The Chief Executive Officer and other named executive officers participate in most of the same benefit programs and are subject to the same policies in all material respects as all company officers.

In the following table, we have outlined our main objectives regarding:

•	Why General Mills chooses to pay each element;

•	What each element is designed to reward; and

•	How we determine the amount for each element.

Element	Objective & Basis	Market Positioning

Base Salary	To provide fixed income based on: • Size, scope and complexity of the individual’s role • Individual’s current and historical performance • Relative position compared to market pay information	Compensation Peer Group Median or Below

Annual Incentive
To provide focus and rewards for achievement of annual corporate and individual performance:

 • Corporate Performance Measures
(25% each)
  —  Net sales growth
  —  Segment operating profit growth
  —  Earnings per share growth
  —  Return on average total capital
        improvement

 • Individual Performance Measures
  —  Specific business goals
  —  Strategic projects or initiatives
  —  Organizational/diversity goals
  —  Leadership behaviors and impact

Officers below the named executive officer level who are in key divisional roles also have unit performance measures incorporated into their annual incentive.

Awards are made in cash and restricted stock unit matches that require an equivalent deposit of personally-owned shares.

The restricted stock unit match can increase or decrease by up to 30% based on corporate performance.

Performance Based:
• Awards range from below to above median of the compensation peer group based on individual and corporate performance

• Awards are well above median of the compensation peer group when corporate performance ranks in the top quartile of our industry peer group

Long-term Incentive
To provide incentive for delivering long-term stockholder value and to retain executives.

Awards are made in restricted stock unit grants and stock option grants.

Awards can increase or decrease by up to 30% based on corporate performance.

Performance Based:
• Awards range from below to above median of the compensation peer group based on corporate performance

• Grants are well above median of the compensation peer group when corporate performance ranks in the top quartile of the industry peer group

Element	Objective & Basis	Market Positioning

Retirement and Health Benefits
To provide competitive retirement security and health benefits.
General Mills’ named executive officers participate in most of the same benefit plans made available to the company’s U.S.-based employees. They include:

 • Disability and life insurance

 • Pension Plan and Supplemental Retirement Plan (a restoration plan)

 • 401(k) Plan and Supplemental Savings Plan with a company match that varies based on corporate performance

 The Supplemental Retirement Plan and Supplemental Savings Plan are restoration plans providing non-qualified benefits that are identical to the broad-based plans but on income above the limits imposed by the Internal Revenue Code under the qualified plans. For more information on our retirement benefits, see Pension Benefits and Other Retirement Savings Plans.

 Named executive officers also participate in an executive insurance plan that provides health and dental benefits. As of December 2009, executive medical coverage was closed to new participants, and at the end of calendar year 2011, coverage will be terminated for all active employees.
Compensation Peer Group Median

Perquisites
To provide competitive executive perquisites.
All of our named executive officers receive the following perquisites:

 • Company provided automobile

 • Reimbursement for a limited amount of financial counseling

 • For reasons of security and efficient time management, the compensation committee encourages the Chief Executive Officer to utilize corporate aircraft for personal use. Mr. Powell is required to reimburse the company for the annual cost of any personal use of corporate aircraft in excess of $100,000. He did not exceed this limit in fiscal 2011.
Compensation Peer Group Median or Below

Pay and Performance Relationship

When determining executive compensation, General Mills achieves its strong performance orientation through aligning total direct compensation (base salary; annual incentive, including cash and restricted stock unit (RSU) match portions; and long-term incentive) with the company’s performance. We evaluate our performance against specific financial goals that are calibrated against performance by the consumer packaged goods industry peer group. Base salary, broad-based benefits and perquisites are the only elements that do not vary annually based upon company performance versus performance goals. Between 80% and 88% of total direct compensation for our named executive officers is performance-based, assuming a median-level of performance, as shown in the charts below.

Performance-Based (At Risk) Compensation: 88%	Performance-Based (At Risk) Compensation: 80%

Performance Measurement

The annual Corporate Performance Rating, as reviewed and approved by the compensation committee, is used in calculations to determine both the annual incentive and long-term incentive awards for the named executive officers. At the beginning of each new fiscal year, a performance grid is established using our four Corporate Performance Measures: net sales growth, segment operating profit growth, earnings per share growth, and return on average total capital improvement. These four metrics are equally weighted (25% for each metric) and have been chosen due to their demonstrated alignment with total stockholder return.

General Mills’ performance-based compensation plans are designed so that there is not a specific target level of performance. Instead, there is a range of performance goals that correspond to a range of compensation payouts. In determining the specific performance range for each year, the compensation committee generally reviews two-year and five-year historical compound annual growth rates achieved by companies in the consumer packaged goods industry peer group in order to predict peer group performance levels for the next fiscal year. Some judgment is applied for items significantly affecting comparability of reported rates of growth (for example, significant acquisitions or divestitures).

Our Corporate Performance Rating on each metric can vary from 0 to 1.80. The ranges for each metric are set at the beginning of the fiscal year with the following goals in mind:

Estimated Performance Relative To Industry Peer Group	Corporate Performance Rating

General Mills performance at the median of peer group results:	1.30 to 1.50 rating

General Mills performance above peer group median:	1.51 to 1.80 rating

General Mills performance below peer group median:	0.00 to 1.29 rating

Performance Results

The company’s annual Corporate Performance Ratings can vary significantly based on the company’s performance in the fiscal year. One way to assess how difficult or likely it would be for the company to achieve incentive goals is to look at historical results. In the past 10 years (fiscal years 2001 through 2011), Corporate Performance Ratings have ranged from a low of 1.16 to a high of 1.80. In the past 20 years (fiscal years 1992 through 2011), Corporate Performance Ratings have ranged from 0 to 1.80. Over this 20-year period, annual Corporate Performance Ratings have averaged 1.49.

Fiscal 2011 results on the four Corporate Performance Measures are set forth below and led to a 1.28 Corporate Performance Rating.

Corporate Performance Measures (as adjusted for items affecting comparability*)	Fiscal 2011 Performance Results*

Net Sales Growth	+2%

Segment Operating Profit Growth	+4%

Earnings Per Share Growth	+8%

Return on Average Total Capital Improvement	0 bps

*	In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, the fiscal 2011 performance results reflect adjustments for certain items affecting comparability. Net sales growth for the purpose of our Corporate Performance Measures is adjusted to exclude foreign currency translation and the effects of acquisitions and divestitures. These adjustments did not change our net sales growth from the growth reported in our annual report on Form 10-K for the fiscal year ended May 29, 2011 (10-K). Adjusted earnings per share growth excludes the impact of mark-to-market valuation of certain commodity positions and grain inventories, the effects of court decisions on uncertain tax matters and an enactment date tax charge related to health care reform legislation. See page 37 of our 10-K for a discussion of this measure and segment operating profit, and a reconciliation to the results as reported in accordance with generally accepted accounting principles. Return on average total capital improvement (ROC) as reported on page 38 of our 10-K was -10 basis points (bps). For the purpose of our Corporate Performance Measures, ROC was adjusted to 0 bps to reflect the effect of a settlement with the Internal Revenue Service concerning certain income tax adjustments for fiscal years 2002 to 2008.

Total Stockholder Return

The graph below demonstrates that the company’s financial performance has resulted in returns to General Mills stockholders for the last three fiscal years that were well above the total returns delivered by an index of our consumer packaged goods industry peer group and the Standard & Poor’s 500 Index.

Source: Bloomberg

Performance-Based Compensation

There is a significant difference in total direct compensation (base salary; annual incentive, including cash and restricted stock unit (RSU) match portions; and long-term incentive) paid to the named executive officers when the company has superior performance (resulting in a 1.80 Corporate Performance Rating) versus significantly below intended performance (resulting in a 1.00 Corporate Performance Rating). The charts below demonstrate the fiscal 2011 range of performance goals and corresponding range of total direct compensation for our Chairman and Chief Executive Officer, Kendall J. Powell. The column “Superior Performance (1.80 Rating)” presents the maximum payout. If performance fell below the level indicated under “Significantly Below Intended Performance (1.00 Rating),” total direct compensation similarly would fall below the level indicated in the bar chart, and long-term incentive award values would likely not deliver the estimated grant values.

The bar chart illustrates the potential variability in Mr. Powell’s total direct compensation, depending on company performance. Mr. Powell’s total direct compensation remained below median in comparison to our compensation peer group. See the discussion under CEO Performance and Compensation.

*	Includes Mr. Powell’s Salary and Non-Equity Incentive Plan Compensation, as quantified in the Summary Compensation Table, and Value of Stock and Option Awards, as quantified in Total Direct Compensation Earned for Fiscal Year Performance.

Annual Incentive Awards

General Mills has an Executive Incentive Plan that provides the named executive officers with an opportunity to earn an annual incentive award that is paid partially in cash. Stockholders approved this plan at the 2010 Annual Meeting. The balance of the annual incentive award is paid in a restricted stock unit match from the 2009 Stock Compensation Plan that requires deposit of an equivalent number of personally-owned shares for the duration of the vesting period.

For the named executive officers, the value of the restricted stock unit match is equal to 30% of their cash incentive award. The restricted stock unit match can be increased or decreased by as much as 30% based on the Corporate Performance Rating for that fiscal year. In contrast to fiscal 2010, when there was a 26% increase in grant size due to superior performance, there was a 2% decrease in grant size in fiscal 2011 based on the 1.28 Corporate Performance Rating, which is slightly below the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

For the five named executive officers, annual incentive cash awards are determined according to the formulas described below. Annual incentive awards for the named executive officers can vary greatly from year to year based on the Corporate Performance Rating, which can range from 0 to 1.80; and the executive’s Individual Performance Rating, which can range from 0 to 1.50.

Annual Incentive — Cash Portion

Annual Incentive Cash	=	Salary	×	Base Incentive Rate*	×	Corporate Performance Rating	×	Individual Performance Rating

* 45%-85% based on level of responsibility

Annual Incentive — Restricted Stock Unit Match Portion

Annual Incentive RSU	=	Annual Incentive Cash	×	30%	×	Corporate Performance Rating Adjustment	÷	Stock Price on Grant Date

Individual Performance Ratings are based on the achievement of specific annual objectives such as business goals, financial and operating results, completion of strategic initiatives, the quality of business plans, organizational development progress in important areas like diversity and employee development, and demonstration of leadership. The full board approves the Chief Executive Officer’s Individual Performance Rating, and the compensation committee approves the ratings for the other named executive officers.

The restricted stock unit match portion of the annual incentive vests 100% four years after the grant date. To be eligible to receive these restricted stock units, each named executive officer must put an equal number of personally-owned shares of General Mills stock on deposit until the end of the restriction period in order for the restricted stock units to vest. Restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest. For awards made prior to June 2009, dividend equivalents are paid quarterly in cash.

Long-Term Incentive Awards and Special Awards

A significant portion of the named executive officers’ pay opportunity is provided through long-term incentive awards granted under the 2009 Stock Compensation Plan. We will continue to grant these awards under the 2011 Stock Compensation Plan if it is approved by the stockholders at the 2011 Annual Meeting.

Awards for each fiscal year are granted annually in June just after fiscal year end. The size of the awards is periodically benchmarked against the long-term incentive awards made by compensation peer group companies to executives holding comparable positions. Each named executive officer’s standard award can be increased or decreased by as much as 30% based on the Corporate Performance Rating for the fiscal year. In contrast to fiscal 2010, when there was a 26% increase in grant size due to superior performance, there was a 2% decrease in grant size in fiscal 2011 based on the 1.28 Corporate Performance Rating, which is slightly below the

1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

The value of our long-term incentive awards is delivered 50% in stock options and 50% in restricted stock units. Executives can elect a greater portion in restricted stock units up to a maximum of 75% of the total award value. The restricted stock units vest 100% four years after the grant date. The restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest. For awards made prior to June 2009, dividend equivalents are paid quarterly in cash.

The options issued as part of the long-term incentive awards granted for fiscal 2011 performance also vest 100% four years after the grant date. The exercise price per share equals the closing price of our common stock on the New York Stock Exchange on the grant date. The options generally expire 10 years and one month from the grant date. They include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the company to pay withholding tax obligations due upon exercise.

Special off-cycle restricted stock unit awards are made periodically by the compensation committee to named executive officers. At vesting, the awards will be settled in stock. The restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.

The current 2009 Stock Compensation Plan expires in 2011, and we are asking that stockholders approve a new plan at this time. See Proposal Number 2 — Adoption of the 2011 Stock Compensation Plan.

CEO Performance and Compensation

Based on the most recent proxy analysis conducted by the independent compensation consultant, Mr. Powell’s total direct compensation for fiscal 2011 is positioned at the 25th percentile of chief executive officer compensation for U.S. companies in the consumer packaged goods industry peer group.

At the beginning of fiscal 2011, Mr. Powell’s base salary and base incentive rate were increased to a more competitive level following the completion of the competitive market compensation assessment by the independent consultant and following his superior performance in fiscal 2010. His base salary was increased on August 1, 2010 from $984,000 to $1,075,000, and his base incentive rate was increased from 75% to 85%.

In assessing Mr. Powell’s individual performance for fiscal 2011, the compensation committee solicited written feedback from all non-employee directors and subsequently discussed the consolidated input with all non-employee directors in executive session. The criteria used to measure Mr. Powell’s performance included: the company’s financial and operational performance for fiscal 2011, his overall level of leadership, and his continued ability to develop and implement strategies to enhance stockholder value. The compensation committee also considered Mr. Powell’s performance against his pre-established fiscal year objectives in a number of additional areas such as brand building, key customer initiatives, international expansion, marketplace innovation, margin expansion, productivity improvement, organizational development, diversity, and external and stockholder relations.

At the end of fiscal 2011, based on the board’s annual assessment of his performance, the compensation committee recommended, and the full board of directors approved, the following compensation actions:

•	An increase in base salary to $1,115,000 effective August 1, 2011.

•	An annual incentive payout of $1,695,135 in cash and a 13,394 restricted stock unit match requiring a deposit of an equivalent number of personally-owned shares. In contrast to fiscal 2010, when there was a 26% increase in grant size due to superior performance, there was a 2% decrease in grant size in fiscal 2011 based on the 1.28 Corporate Performance Rating, which is slightly below the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

•	An annual long-term incentive award comprised of 71,505 restricted stock units and 357,525 stock options, reflecting a 2% decrease based on the Corporate Performance Rating of 1.28.

•	A special one-time restricted stock unit award of 4,546 shares in conjunction with the termination of the executive medical plan.

The table below outlines the total direct compensation paid to Mr. Powell and its relative positioning.

Element	Compensation Philosophy Target Positioning	Fiscal 2011 CEO Compensation Market Positioning

Base Salary	Compensation Peer Group Median	Base salary at approximately the 25th percentile of the compensation peer group

Annual Incentive	Performance Based: • Awards range from below to above median based on performance. • Awards are well above median when corporate performance ranks in the top quartile.
Including both the cash and restricted stock unit match portions of the annual incentive, award was slightly below the median for the compensation peer group

Fiscal 2011 performance slightly below the median for the consumer packaged goods industry peer group

Long-term Incentive	Performance Based: • Awards range from below to above median based on performance. • Awards are well above median when corporate performance ranks in the top quartile.	Long-term incentive award below the 25th percentile for the compensation peer group Fiscal 2011 performance slightly below the median for the consumer packaged goods industry peer group

Compensation Policies

Stock Ownership Requirements

Management reviewed the stock ownership guidelines that have been in place since 1991 and, with the compensation committee’s approval, updated the policy to reflect best practices while maintaining aggressive minimum holding requirements for our executives versus our consumer packaged goods industry peer group and the broader industry. Minimum ownership requirements remain at ten times salary for the chief executive officer, five times salary for other named executive officers and three times salary for all other corporate officers. Newly-hired or promoted executives are given five years to attain the ownership target. As of fiscal 2011, executives are no longer able to consider the after-tax value of vested, unexercised stock option gains in the overall computation of executive stock ownership. As of July 28, 2011, all of our named executive officers had stock ownership levels at or above their respective ownership requirements. Stock ownership includes direct and family owned shares of stock, deferred stock units, unvested restricted stock units, and stock units held in the General Mills 401(k).

Stock Ownership for Named Executive Officers
Name	Base Salary Multiple Requirement	Shares Owned	Base Salary Multiple

Kendall J. Powell	10x	701,752	24x
Chairman and CEO
Donal L. Mulligan	5x	182,954	12x
EVP, CFO
Ian R. Friendly	5x	340,212	23x
EVP, COO, U.S. Retail
Christopher D. O’Leary	5x	239,156	16x
EVP, COO, International
Roderick A. Palmore	5x	205,873	13x
EVP, GC and Secretary

Our high level of executive stock ownership is a result of several factors, including strong retention of executive talent (unwanted turnover of the top 500 managers is typically less than 1% annually), longer stock vesting requirements than any company in our compensation peer group (awards vest 100% four years from the grant date), and the restricted stock unit match, which requires that executives deposit an equivalent number of personally-owned shares for the four-year vesting period. In addition, most executives at General Mills hold their stock options for eight years or longer before exercising.

Stock Compensation Award Approval

We have strict administrative guidelines on the timing and approval of stock compensation awards. The compensation committee pre-approves all awards to senior vice presidents and higher-level executive officers, and the board pre-approves awards to the Chief Executive Officer. They typically approve these awards at the regularly scheduled June board meeting, when the rest of the annual and long-term incentive awards are granted to our employees. Under the terms of the 2009 Stock Compensation Plan and the proposed 2011 Stock Compensation Plan, the company cannot grant stock options at a discount to fair market value on the grant date. Except for the annual June grant, awards to executive officers may not be approved during trading blackout periods.

Independent Compensation Consultant Engagement

The compensation committee has a policy for engagement of the committee’s independent compensation consultant, in order to ensure the consultant’s continuing independence and its accountability to the committee. The compensation committee has the sole authority to retain or replace the independent compensation consultant. Compensation committee approval is required prior to the company retaining the independent compensation consultant for any executive compensation services or other consulting services or products above an aggregate annual amount of $25,000. In accordance with the policy, the compensation committee continued its relationship with the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant for fiscal 2011. This firm advises the compensation committee on executive and director compensation but performs no other services for the company.

Executive Compensation Clawback Policy

In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to a financial restatement. Also, the compensation committee may take action where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Tax Deductibility of Compensation

Our Executive Incentive Plan, the 2009 Stock Compensation Plan, and the proposed 2011 Stock Compensation Plan have each been structured with the intention that cash incentive payments, restricted stock units, stock options, stock appreciation rights and performance awards under these plans can qualify as performance-based compensation, which is tax-deductible to the company under Section 162(m) of the Internal Revenue Code.

SUMMARY COMPENSATION TABLE

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2011, and for each of the other three most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2011 (the “named executive officers”). Mr. Palmore was not a named executive officer in fiscal 2009 or fiscal 2010, and therefore information about his compensation for those fiscal years is not included.

The Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements. This table reports salary and non-equity incentive plan compensation for the fiscal year in which they are earned. However, it reports stock and option awards granted during the fiscal year, but earned based on performance in the prior fiscal year. For example, fiscal 2011 compensation includes stock and option awards based on fiscal 2010 performance.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Kendall J. Powell	2011	1,059,883	—	4,324,169	1,865,947	1,695,135	3,044,236	279,645	12,269,015
Chairman and CEO	2010	973,042	—	3,724,528	1,706,426	1,926,622	3,691,215	278,581	12,300,414
	2009	959,583	—	3,720,566	2,276,223	1,910,770	1,359,154	353,893	10,580,189
Donal L. Mulligan	2011	543,000	—	1,385,165	515,455	625,536	453,818	103,924	3,626,898
EVP, CFO	2010	486,300	—	934,762	383,896	701,400	462,696	122,741	3,091,795
	2009	468,233	—	918,159	512,092	683,738	75,854	135,304	2,793,380
Ian R. Friendly	2011	554,426	—	1,379,742	515,455	621,666	882,086	117,026	4,070,401
EVP, COO, U.S. Retail	2010	520,532	—	1,760,465	447,871	687,102	1,253,033	135,235	4,804,238
	2009	514,377	—	1,064,359	597,422	682,836	184,080	256,283	3,299,357
Christopher D. O'Leary	2011	542,673	—	1,367,961	515,455	625,159	514,350	101,415	3,667,013
EVP, COO, International	2010	500,248	—	1,748,627	447,871	655,925	612,896	157,573	4,123,140
	2009	494,334	—	1,053,962	597,422	651,853	116,273	145,039	3,058,883
Roderick A. Palmore	2011	587,718	—	1,466,884	189,002	507,788	253,743	99,015	3,104,150
EVP, GC and Secretary									

We have created a subsequent table, Total Direct Compensation Earned for Fiscal Year Performance, to demonstrate how we evaluate our named executive officers' compensation. This table:

- Includes the stock and option awards earned for fiscal 2011 year performance, as opposed to those earned for fiscal 2010 performance but granted during fiscal 2011, which are included in the Summary Compensation Table.
- Includes the value of any special off-cycle awards grated in each fiscal year. For more detail on fiscal 2011 grants, see Grants of Plan-Based Awards of Fiscal 2011.
- Show the reduced number of shares granted in fiscal 2011 consistent with company performance.

NOTE, the value of option awards for all years listed is calculated using a recently adopted Bloomberg Black-Scholes option model, in order to present year-to-year changes in option award value on a consistent basis.

Total Direct Compensation Earned for Fiscal Year Performance

Name	Fiscal Year	Salary ($)	Number of Stock Awards Earned for Fiscal Year & Special Off-Cycle Awards (#)	Value of Stock Awards ($)	Number of Option Awards Earned for Fiscal Year (#)	Value of Option Awards ($)	Non-Equity Incentive Plan Compensation Earned for Fiscal Year ($)	Total Direct Compensation Earned for Fiscal Year ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
K.J. Powell	2011	1,059,883	89,445	3,334,067	357,525	2,105,822	1,695,135	**8,194,907**	3,044,236	279,645	11,518,788
	2010	973,042	110,941	4,149,193	457,340	3,027,591	1,926,622	**10,076,448**	3,691,215	278,581	14,046,244
	2009	959,583	133,400	3,724,528	536,612	2,747,453	1,910,770	**9,342,334**	1,359,154	353,893	11,055,381
D. L. Mulligan	2011	543,000	29,242	1,093,914	98,764	581,720	625,536	**2,844,170**	453,818	103,924	3,401,912
	2010	486,300	32,358	1,210,189	126,337	836,351	701,400	**3,234,240**	462,696	122,741	3,819,677
	2009	468,233	33,480	934,762	120,722	618,097	683,738	**2,704,830**	75,854	135,304	2,915,988
I.R. Friendly	2011	554,426	29,211	1,092,760	98,764	581,720	621,666	**2,850,572**	882,086	117,026	3,849,684
	2010	520,532	52,213	1,918,566	126,337	836,351	687,102	**3,962,551**	1,253,033	135,235	5,350,819
	2009	514,377	37,488	1,046,665	140,840	721,101	682,836	**2,964,979**	184,080	256,283	3,405,342
C. D. O'Leary	2011	542,673	29,239	1,093,802	98,764	581,720	625,159	**2,843,354**	514,350	101,415	3,459,119
	2010	500,248	51,898	1,906,785	126,337	836,351	655,925	**3,899,309**	612,896	157,573	4,669,778
	2009	494,334	37,064	1,034,827	140,840	721,101	651,853	**2,902,115**	116,273	145,039	3,163,427
R. A. Palmore	2011	587,718	30,288	1,132,835	36,213	213,295	507,788	**2,441,636**	253,743	99,015	2,794,394

(1)	We awarded bonuses based on our achievement of certain performance goals established at the beginning of each fiscal year. Accordingly, bonuses are disclosed under the “Non-Equity Incentive Plan Compensation” column of this table.

(2)	Includes the grant date fair value of (a) restricted stock units granted during fiscal 2011 as annual and long-term incentive awards and (b) 4,546 restricted stock units granted to each named executive officer on April 26, 2011, vesting 100% on April 26, 2016. The latter awards approximate the actuarial present value of the executive medical plan benefit that is being terminated for active employees at the end of calendar 2011, as calculated by a third-party actuary.

Excludes awards based on fiscal 2011 performance but granted after fiscal year end in June 2011. These awards are captured within the subsequent table, Total Direct Compensation Earned for Fiscal Year Performance.

Grant date fair value is calculated in accordance with FASB ASC Topic 718. For fiscal 2011, assumptions used to calculate these amounts are factored into Note 11 “Stock Plans” of the audited financial statements included in our annual report on Form 10-K for the fiscal year ended May 29, 2011.

The grant date fair value of each stock award granted in fiscal 2011 equals the closing price of our common stock on the New York Stock Exchange on the grant date. The values shown have not been adjusted to reflect that these units are subject to forfeiture.

(3)	Includes the grant date fair value of options granted during fiscal 2011. Excludes awards based on fiscal 2011 performance but granted after fiscal year end in June 2011. These awards are captured within the subsequent table, Total Direct Compensation Earned for Fiscal Year Performance.

The grant date fair value of options granted in fiscal 2011 equals $4.08 per share based on our previous Black-Scholes option pricing model. The following assumptions were used in the calculation: expected term of 8.5 years; dividend yield of 3.0% annually; a risk-free interest rate of 2.9%; and expected price volatility of 18.5%. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

Effective for grants made on or after June 28, 2011, we transitioned to a Bloomberg Black-Scholes option pricing model, which is used to value option awards shown under the subsequent table, Total Direct Compensation Earned for Fiscal Year Performance.

(4)	Includes the cash portion of the annual incentive award paid to our named executive officers under the Executive Incentive Plan. The annual incentive award was paid partially in cash and partially in restricted stock units, and was based on the achievement of certain individual and corporate performance goals for each fiscal year. The total annual incentive award earned for fiscal 2011 performance is set forth below. For more information on how the annual incentive award is calculated, see the Compensation Discussion and Analysis.

Annual Incentive Award Earned for Fiscal 2011 Performance

	Non-Equity
	Incentive
	Plan	Value of RSU
	Compensation	Match	Total
Name	($)	($)	($)

K. J. Powell	1,695,135	498,370	2,193,505
D. L. Mulligan	625,536	183,908	809,444
I. R. Friendly	621,666	182,770	804,436
C. D. O’Leary	625,159	183,797	808,956
R. A. Palmore	507,788	149,290	657,078

(5)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan. There were no above market or preferential earnings on deferred compensation.

(6)	All Other Compensation for fiscal 2011 includes the following amounts:

All Other Compensation

	Matching
	Contributions		Perquisites
	on		and
	Retirement	Tax	Other
	Savings	Reimburse-	Personal
	Plans(7)	ments(8)	Benefits(9)	Total
Name	($)	($)	($)	($)

K. J. Powell	102,736	7,932	168,977	279,645
D. L. Mulligan	41,672	501	61,751	103,924
I. R. Friendly	45,597	2,686	68,743	117,026
C. D. O’Leary	42,415	706	58,294	101,415
R. A. Palmore	37,844	1,236	59,935	99,015

(7)	Includes the company’s fixed and variable matching contributions during fiscal 2011 to the Deferred Compensation Plan, which are made as if the named executive officer contributed these amounts to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the matching contributions, see Other Retirement Savings Plans.

Matching Contributions on Retirement Savings Plans

			Matching
			Contributions
	Matching	Matching	on
	Contributions	Contributions	Supplemental
	on	on	Savings
	Deferred	401(k) Plan	Plan
	Compensation	Contributions	Contributions	Total
Name	($)	($)	($)	($)

K. J. Powell	6,618	7,350	88,768	102,736
D. L. Mulligan	10,521	7,846	23,305	41,672
I. R. Friendly	7,519	7,710	30,368	45,597
C. D. O’Leary	—	7,855	34,560	42,415
R. A. Palmore	—	7,466	30,378	37,844

(8)	Includes reimbursements for tax liabilities accrued as a result of (a) spousal travel to business functions and (b) the receipt of welcome gifts at business functions. These reimbursements are a broad-based benefit available to other employees.

(9)	Includes the following perquisites and other personal benefits for fiscal 2011:

Perquisites and Other Personal Benefits

				Executive
	Personal	Personal Use of	Financial	Insurance
	Travel(10)	Executive Car(11)	Counseling	Plans(12)	Other(13)	Total
Name	($)	($)	($)	($)	($)	($)

K. J. Powell	109,753	9,018	15,000	35,206	—	168,977
D. L. Mulligan	1,753	15,010	9,450	35,206	332	61,751
I. R. Friendly	4,614	12,773	16,000	35,206	150	68,743
C. D. O’Leary	1,834	13,254	8,000	35,206	—	58,294
R. A. Palmore	3,734	12,745	8,000	35,206	250	59,935

(10)	Includes incremental cost of travel, food and activities related to spousal attendance at business functions. This is a broad-based benefit available to other employees.

Also includes the incremental cost of personal use of corporate aircraft. We valued the incremental cost using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing and parking fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

We have an Aircraft Time Sharing Agreement with Mr. Powell and a related policy that requires him to reimburse us for personal use of corporate aircraft to the extent that the cost of his personal use exceeds $100,000 in any fiscal year.

(11)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover fuel and maintenance charges.

(12)	Includes premiums paid for executive medical coverage that exceed the cost of medical coverage made available to most full-time employees based in the United States. Effective in December 2009, executive medical coverage was closed to new participants, and at the end of calendar year 2011, coverage will be terminated for all active employees.

(13)	Includes the nominal cost of welcome gifts received at business functions. This is a broad-based benefit available to other employees.

The following table describes the potential range of annual incentive cash awards for fiscal 2011 performance and equity awards granted in fiscal 2011 for fiscal 2010 performance. The Summary Compensation Table and Compensation Discussion and Analysis include additional information about equity awards granted.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2011

				Estimated Possible Payouts		All Other	All Other
				Under Non-Equity		Stock	Option
				Incentive Plan Awards		Awards:	Awards:		Grant Date
				Significantly		Number of	Number of	Exercise or	Fair Value
				Below Intended	Superior	Shares of	Securities	Base Price	of Stock
				Performance	Performance	Stock or	Underlying	of Option	and Option
				1.00	1.80	Units	Options	Awards	Awards
Name	Grant Date		Award Type	($)	($)	(#)	(#)	($/Sh)	($)

K. J. Powell	6/28/2010	(1)	Cash	1,261,261	2,432,432	—	—	—	—
	6/28/2010	(2)	RSU	—	—	19,473	—	—	728,290
	6/28/2010	(3)	RSU	—	—	91,468	—	—	3,420,903
	6/28/2010	(4)	Options	—	—	—	457,340	37.40	1,865,947
	4/26/2011	(5)	Special RSU	—	—	4,546	—	—	174,976
D. L. Mulligan	6/28/2010	(1)	Cash	456,120	879,660	—	—	—	—
	6/28/2010	(2)	RSU	—	—	7,090	—	—	265,166
	6/28/2010	(3)	RSU	—	—	25,268	—	—	945,023
	6/28/2010	(4)	Options	—	—	—	126,337	37.40	515,455
	4/26/2011	(5)	Special RSU	—	—	4,546	—	—	174,976
I. R. Friendly	6/28/2010	(1)	Cash	465,718	898,170	—	—	—	—
	6/28/2010	(2)	RSU	—	—	6,945	—	—	259,743
	6/28/2010	(3)	RSU	—	—	25,268	—	—	945,023
	6/28/2010	(4)	Options	—	—	—	126,337	37.40	515,455
	4/26/2011	(5)	Special RSU	—	—	4,546	—	—	174,976
C. D. O’Leary	6/28/2010	(1)	Cash	455,845	879,130	—	—	—	—
	6/28/2010	(2)	RSU	—	—	6,630	—	—	247,962
	6/28/2010	(3)	RSU	—	—	25,268	—	—	945,023
	6/28/2010	(4)	Options	—	—	—	126,337	37.40	515,455
	4/26/2011	(5)	Special RSU	—	—	4,546	—	—	174,976
R. A. Palmore	6/28/2010	(1)	Cash	370,262	714,077	—	—	—	—
	6/28/2010	(2)	RSU	—	—	6,747	—	—	252,338
	6/28/2010	(3)	RSU	—	—	27,796	—	—	1,039,570
	6/28/2010	(4)	Options	—	—	—	46,324	37.40	189,002
	4/26/2011	(5)	Special RSU	—	—	4,546	—	—	174,976

(1)	Range of Annual Incentive Cash Awards for Fiscal 2011 Performance. Includes payouts of annual cash incentive awards for significantly below intended performance and superior performance in fiscal 2011 under the Executive Incentive Plan. Actual payouts are described in the Summary Compensation Table.

There is no specific target level of performance under our performance-based compensation plans, but a range of performance goals that correspond to a range of compensation payouts. Significantly below intended performance payout assumes performance at the bottom end of the median range in relation to the consumer packaged goods industry peer group, which translates to a Corporate Performance Rating of 1.00 and an Individual Performance Rating of 1.40. Maximum payout assumes superior performance, which translates to a Corporate Performance Rating of 1.80 and an Individual Performance Rating of 1.50. There is no minimum payout. However, if performance fell below the levels established for the 1.00 Corporate Performance Rating, total direct compensation similarly would fall below the level indicated in the above table, and long-term incentive award values would likely not deliver the estimated grant values. For more information on how incentive awards are calculated based on performance ratings, see the Compensation Discussion and Analysis.

(2)	Restricted Stock Unit Matches for Fiscal 2010 Performance. Includes restricted stock units earned in fiscal 2010 but granted in fiscal 2011 under the Executive Incentive Plan. To be eligible to receive these restricted stock units, each named executive officer must put an equal number of personally-owned shares of General Mills stock on deposit until the end of the restriction period in order for the restricted stock units to vest.

(3)	Long-Term Incentive Restricted Stock Unit Awards for Fiscal 2010 Performance. Includes restricted stock units earned in fiscal 2010 but granted in fiscal 2011 under the 2009 Stock Compensation Plan.

(4)	Long-Term Incentive Option Awards for Fiscal 2010 Performance. Includes options earned in fiscal 2010 but granted in fiscal 2011 under the 2009 Stock Compensation Plan.

(5)	Special Awards. Includes 4,546 restricted stock units granted under the 2009 Stock Compensation Plan to each named executive officer on April 26, 2011, vesting 100% on April 26, 2016. These awards approximate the actuarial present value of the executive medical plan benefit that is being terminated for active employees at the end of calendar 2011, as calculated by a third-party actuary.

The long-term incentive awards and restricted stock unit matches described above reflect a 26% increase from median levels due to the fiscal 2010 Corporate Performance Rating. Information on other terms of these awards are described under “Pay and Performance Relationship” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

The following table summarizes the outstanding equity awards as of May 29, 2011 for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

			Option Awards(2)				Stock Awards(2)
							Number of
							Shares or	Market Value
			Number of Securities				Units of	of Shares or
			Underlying Unexercised		Option		Stock	Units of Stock
			Options		Exercise	Option	That Have	That Have
			(#)		Price	Expiration	Not Vested	Not Vested(3)
Name	Vesting Date(1)		Exercisable	Unexercisable	($)	Date	(#)	($)

K. J. Powell	6/25/2011		—	—	—	—	17,552	689,618
	6/25/2011		—	—	—	—	26,000	1,021,540
	6/23/2012		—	—	—	—	20,608	809,688
	6/23/2012		—	—	—	—	96,760	3,801,700
	6/29/2013		—	—	—	—	26,076	1,024,526
	6/29/2013		—	—	—	—	107,324	4,216,760
	6/28/2014		—	—	—	—	19,473	765,094
	6/28/2014		—	—	—	—	91,468	3,593,778
	4/26/2016	*	—	—	—	—	4,546	178,612
	12/17/2005		125,800	—	24.81	1/17/2012	—	—
	12/16/2006		120,600	—	21.93	1/16/2013	—	—
	12/15/2007		111,188	—	23.06	1/15/2014	—	—
	12/13/2008		206,250	—	23.49	1/13/2015	—	—
	6/26/2010		312,250	—	25.63	7/26/2016	—	—
	6/25/2011		—	325,000	29.40	7/25/2017	—	—
	6/23/2012		—	483,788	31.70	7/23/2018	—	—

			Option Awards(2)				Stock Awards(2)
							Number of
							Shares or	Market Value
			Number of Securities				Units of	of Shares or
			Underlying Unexercised		Option		Stock	Units of Stock
			Options		Exercise	Option	That Have	That Have
			(#)		Price	Expiration	Not Vested	Not Vested(3)
Name	Vesting Date(1)		Exercisable	Unexercisable	($)	Date	(#)	($)

	6/29/2013		—	536,612	27.92	7/29/2019	—	—
	6/28/2014		—	457,340	37.40	7/28/2020	—	—
D. L. Mulligan	6/25/2011		—	—	—	—	3,888	152,760
	6/25/2011		—	—	—	—	5,200	204,308
	7/17/2011	*	—	—	—	—	30,000	1,178,700
	6/23/2012		—	—	—	—	21,768	855,265
	6/23/2012		—	—	—	—	7,196	282,731
	6/29/2013		—	—	—	—	9,332	366,654
	6/29/2013		—	—	—	—	24,148	948,775
	6/28/2014		—	—	—	—	7,090	278,566
	6/28/2014		—	—	—	—	25,268	992,780
	4/26/2016	*	—	—	—	—	4,546	178,612
	12/16/2006		35,400	—	21.93	1/16/2013	—	—
	12/16/2006		6,600	—	21.93	1/16/2013	—	—
	12/15/2007		36,376	—	23.06	1/15/2014	—	—
	12/15/2007		2,400	—	23.06	1/15/2014	—	—
	12/13/2008		34,650	—	23.49	1/13/2015	—	—
	6/26/2010		60,000	—	25.63	7/26/2016	—	—
	6/25/2011		—	62,400	29.40	7/25/2017	—	—
	6/23/2012		—	108,840	31.70	7/23/2018	—	—
	6/29/2013		—	120,722	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
I. R. Friendly	6/25/2011		—	—	—	—	11,040	433,762
	6/25/2011		—	—	—	—	15,600	612,924
	6/23/2012		—	—	—	—	25,396	997,809
	6/23/2012		—	—	—	—	8,180	321,392
	6/29/2013		—	—	—	—	9,320	366,183
	6/29/2013		—	—	—	—	28,168	1,106,721
	4/1/2015	*	—	—	—	—	20,000	785,800
	6/28/2014		—	—	—	—	6,945	272,869
	6/28/2014		—	—	—	—	25,268	992,780
	4/26/2016	*	—	—	—	—	4,546	178,612
	12/16/2006		128,000	—	21.93	1/16/2013	—	—
	12/15/2007		120,000	—	23.06	1/15/2014	—	—
	12/13/2008		115,500	—	23.49	1/13/2015	—	—
	6/26/2010		187,500	—	25.63	7/26/2016	—	—
	6/25/2011		—	195,000	29.40	7/25/2017	—	—
	6/23/2012		—	126,976	31.70	7/23/2018	—	—
	6/29/2013		—	140,840	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—

			Option Awards(2)				Stock Awards(2)
							Number of
							Shares or	Market Value
			Number of Securities				Units of	of Shares or
			Underlying Unexercised		Option		Stock	Units of Stock
			Options		Exercise	Option	That Have	That Have
			(#)		Price	Expiration	Not Vested	Not Vested(3)
Name	Vesting Date(1)		Exercisable	Unexercisable	($)	Date	(#)	($)

C. D. O’Leary	6/25/2011		—	—	—	—	15,600	612,924
	6/25/2011		—	—	—	—	7,952	312,434
	6/23/2012		—	—	—	—	25,396	997,809
	6/23/2012		—	—	—	—	7,852	308,505
	6/29/2013		—	—	—	—	8,896	349,524
	6/29/2013		—	—	—	—	28,168	1,106,721
	4/1/2015	*	—	—	—	—	20,000	785,800
	6/28/2014		—	—	—	—	6,630	260,493
	6/28/2014		—	—	—	—	25,268	992,780
	4/26/2016	*	—	—	—	—	4,546	178,612
	12/17/2005		80,000	—	24.81	1/17/2012	—	—
	12/16/2006		128,000	—	21.93	1/16/2013	—	—
	12/15/2007		120,000	—	23.06	1/15/2014	—	—
	12/13/2008		105,600	—	23.49	1/13/2015	—	—
	6/26/2010		187,500	—	25.63	7/26/2016	—	—
	6/25/2011		—	195,000	29.40	7/25/2017	—	—
	6/23/2012		—	126,976	31.70	7/23/2018	—	—
	6/29/2013		—	140,840	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
R. A. Palmore	2/11/2012		—	—	—	—	40,000	1,571,600
	6/23/2012		—	—	—	—	5,540	217,667
	6/23/2012		—	—	—	—	22,556	886,225
	6/29/2013		—	—	—	—	9,012	354,081
	6/29/2013		—	—	—	—	37,528	1,474,475
	6/28/2014		—	—	—	—	27,796	1,092,105
	6/28/2014		—	—	—	—	6,747	265,090
	4/26/2016	*	—	—	—	—	4,546	178,612
	6/23/2012		—	112,776	31.70	7/23/2018	—	—
	6/29/2013		—	62,544	27.92	7/29/2019	—	—
	6/28/2014		—	46,324	37.40	7/28/2020	—	—

(1)	Options and restricted stock units vest 100% four years after the grant date, except that the asterisked awards vest 100% five years after the grant date.

(2)	Excludes incentive awards earned in fiscal 2011 but granted in fiscal 2012.

(3)	Market value of unvested restricted stock units equals the closing price of our common stock on the New York Stock Exchange at fiscal year end ($39.29) multiplied by the number of units.

The following table summarizes the option awards exercised and restricted stock units vested during fiscal 2011 for each of the named executive officers.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2011

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise(1)	Vesting(2)	Vesting(3)
Name	(#)	($)	(#)	($)

K. J. Powell	187,272	2,984,485	35,586	1,328,781
D. L. Mulligan	40,000	567,800	8,542	318,958
I. R. Friendly	160,000	2,038,550	21,712	810,726
C. D. O’Leary	249,760	3,917,962	20,290	757,629
R. A. Palmore	—	—	—	—

(1)	Value realized equals the closing price of our common stock on the New York Stock Exchange on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)	Mr. Friendly deferred all shares acquired on vesting of his stock awards. For more information on the terms of deferral, see Nonqualified Deferred Compensation.

(3)	Value realized equals the closing price of our common stock on the New York Stock Exchange on the vesting date multiplied by the number of restricted stock units vested.

PENSION BENEFITS

The company maintains two defined benefit pension plans that include named executive officers:

•	The General Mills Pension Plan (“Pension Plan”) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•	The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that named executive officers are entitled to under the Pension Plan and Supplemental Retirement Plan.

			Present Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service(1)	Benefit(2)	Fiscal Year(3)
Name	Plan Name	(#)	($)	($)

K. J. Powell(4)	Pension Plan	31.7823	1,116,154	—
	Supplemental Retirement Plan	31.7823	10,811,234	—
D. L. Mulligan(5)	Pension Plan	12.7500	330,240	—
	Supplemental Retirement Plan	12.7500	1,025,739	—
I. R. Friendly(6)	Pension Plan	27.9861	745,813	—
	Supplemental Retirement Plan	27.9861	3,172,022	—
C. D. O’Leary(5)	Pension Plan	13.5000	380,697	—
	Supplemental Retirement Plan	13.5000	1,466,943	—
R. A. Palmore(5)	Pension Plan	3.3036	152,841	—
	Supplemental Retirement Plan	3.3036	464,858	—

(1)	Number of years of credited service equals number of years of actual service.

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

•	Discount rate equals 5.45% as of the end of fiscal 2011;

•	Mortality rates based on the RP2000 Combined Healthy Mortality Table, projected to 2011 with Scale AA (post-retirement decrement only);

•	Single life annuity payments;

•	Age 62 (unreduced benefit retirement age), discounted to current age; and

•	No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)	In accordance with Section 409A of the Internal Revenue Code, “key employees,” including the named executive officers, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)	Named executive officer is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)	Named executive officer is not eligible for early retirement.

(6)	Named executive officer is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described below, under both the Pension Plan and the Supplemental Retirement Plan.

The Pension Plan formula provides an annual benefit amount equal to 50% of Final Average Earnings less 50% of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed below. Final Average Earnings is the greater of (a) average of the highest five calendar years’ of remuneration, and (b) amount in (a) increased by remuneration in the partial year of termination and decreased by the same ratio of remuneration for lowest year in average. Such remuneration generally approximates the salary and non-equity incentive plan compensation reported in the Summary Compensation Table plus the value of the restricted stock unit portion of annual incentive awards that vest during a measurement period. Other restricted stock unit awards and long-term incentive awards are not included in remuneration for these purposes.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit is reduced by 2% per year for the first three years and by 4% per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit is reduced by 5/9% for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced Social Security benefit above is payable to age 62.

Employees that terminate prior to early retirement eligibility whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their current age and years of service equals or exceeds 75, and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50% of the amount. Additional forms of payment are a “Joint and 75% to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75% or 100% of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

OTHER RETIREMENT SAVINGS PLANS

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills 401(k) Savings Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with an employer match. For the named executive officers and other non-union employees, participant contributions can be matched up to 6% of earnable compensation subject to Internal Revenue Code limits. The company match has two components, a fixed and variable match. The fixed match is 50% on the first 6% of pay. In addition, the company at its discretion may add up to another 50% after the close of each fiscal year, as an annual variable match. Company matches that cannot be deposited in the 401(k) Plan due to federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants. The matching contributions to the 401(k) Plan and Supplemental Savings Plan for the named executive officers for fiscal 2011 are reported in the Summary Compensation Table. They reflect that only the fixed match was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2011 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

NONQUALIFIED DEFERRED COMPENSATION

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the named executive officers, with the opportunity to defer up to 90% of cash incentives and 100% of restricted stock units. The Chief Executive Officer may defer up to 100% of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a monthly rate of return which tracks the investment return achieved under participant-selected investment funds, most of which are offered to participants in our 401(k) Plan. Here are the available investment funds and their rates of return during fiscal 2011: Fixed Income Fund (1.1%), Diversified U.S. Equity Fund (27.2%), Jennison Long-Term Bond Portfolio (5.1%), Pooled Real Asset Fund (19.1%), Diversified International Equity Fund (31.0%), U.S. Treasury Fund (1.9%), and Moderate Balanced Fund (19.0%). Participants are eligible to change their investment mix on a monthly basis.

Stock units in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid out to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the New York Stock Exchange on the dividend payment date.

We credit deferred accounts with additional amounts or stock units, as applicable, equal to the value of the matching contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred compensation.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	in Last FY	Distributions(3)	Last FYE
Name	($)	($)	($)	($)	($)

K. J. Powell	220,600	11,819	44,414	161,461	667,429
D. L. Mulligan	350,700	19,341	477,623	—	2,179,732
I. R. Friendly	790,675	12,997	603,084	125,562	4,874,163
C. D. O’Leary	—	—	—	—	—
R.A. Palmore	—	—	—	—	—

(1)	$220,600 of Mr. Powell’s contributions has been disclosed as base salary for fiscal 2011 in the Summary Compensation Table. Non-equity incentive awards reported in the Summary Compensation Table are deferred after fiscal year-end and do not appear in this column.

(2)	$6,618 of the registrant’s contributions for Mr. Powell, $10,521 of contributions for Mr. Mulligan and $7,519 of contributions for Mr. Friendly are included in their fiscal 2011 compensation in the Summary Compensation Table. The balance of the contributions were earned and included in prior fiscal years.

(3)	Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and benefits received by named executive officers upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2011. The actual amounts to be paid out can only be determined at the time of the named executive officer’s departure from the company.

Pension Plan and Supplemental Retirement Plan

Named executive officers who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

Named executive officers who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the named executive officer at time of deferral.

Executive Survivor Income Plan

In the event that a named executive officer dies, his or her surviving spouse, or dependents if there is no surviving spouse, receive a monthly benefit equal to a percentage of the named executive officer’s final average earnings under the Pension Plan (1/12 of 25% for spouses or 1/12 of 12.5% divided equally among dependents) less benefits that are payable from the company’s retirement plans. Benefits continue until the spouse’s death or until the dependents no longer satisfy certain eligibility requirements. This benefit is reduced by benefits payable under the company’s retirement plans. The benefit valuation at the end of this section assumes the named executive officer dies at the end of the fiscal year, and payments are made to a surviving spouse. No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. All of the named executive officers except Mr. Mulligan and Mr. Palmore participate in the Plan, though executives such as Mr. Powell, who are early retirement eligible with long service, have de minimis benefits.

Stock Compensation Plans

Unvested equity awards granted to the named executive officers under the Executive Incentive Plan and the 2003, 2005, 2007 and 2009 Stock Compensation Plans are treated as follows:

Restricted Stock
Nature of Termination	Units	Stock Options

Voluntary	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 Years	Fully vest	Fully vest for shorter of remainder of option term or one year, then forfeited
Involuntary without Cause where Age + Years of Service ≥ 70 Years	Fully vest	Normal vesting continues
Retirement — Normal and Early	Fully vest	Normal vesting continues
Death	Fully vest	Fully vest
Change of Control	Pre-June 2008 — Fully vest	Pre-June 2008 — Fully vest for one year, then revert to normal vesting; then if terminated within two years of change of control, fully vest for six months, then forfeited
	Post-June 2008 — Double- trigger vesting	Post-June 2008 — Fully vest for one year, subject to double-trigger vesting

For double-trigger vesting: (1) the change of control must be consummated and (2) the participant must be involuntarily terminated other than for cause, death or disability, or must voluntarily terminate with good reason within two years of the change of control.

Health Benefits

The named executive officers currently are covered under an executive insurance plan which provides them, as well as their spouses and dependents, with medical and dental coverage. Effective in December 2009, executive medical coverage was closed to new participants, and at the end of calendar year 2011, coverage will be terminated for all active employees. The retiree benefits described below are effective as of the end of fiscal 2011, but will no longer be available after the end of calendar year 2011, when the named executive officers will qualify for retiree medical benefits available to the rest of our salaried employees in the United States.

Upon retirement, under current plan provisions, named executive officers, their spouses and eligible dependents can continue coverage. Named executive officers whose age plus years of service equal at least 70 receive a continuation of this benefit, provided that they pay for coverage until age 65. Access to these medical benefits continues for the spouses and dependents after the named executive officer’s death. If a named executive officer is involuntarily terminated or terminated in connection with a change of control, and is not retirement eligible, he or she can receive a continuation of the medical benefit for up to two years under the Severance Plan described below. If the named executive officers under current plan provisions are placed on disability leave, they and their spouses and dependents receive a continuance of their executive insurance plan coverage for the duration of the leave.

The benefit valuation at the end of this section includes the actuarial present value of executive insurance plan coverage where it continues indefinitely, and the cost of the coverage where it continues for a specified period. The actuarial present value is incremental to what the named executive officer would have received under the retiree medical plan available to other employees. To the extent that our actuarial present value calculations assume coverage over a beneficiary’s expected lifetime, we make this assumption only for estimating the value of benefits in this Proxy Statement and not as a guarantee of continuing coverage.

Executive Severance Pay and Benefits Program

In June 2007, the company established the General Mills Separation Pay and Benefits Program for Officers (the “Severance Plan”), which formalized the severance payments and benefits for all corporate executives, including the named executive officers, and materially reduced the benefits provided under the prior Management Continuity Agreements.

For the named executive officers, the Severance Plan provides a two-year continuation of base salary, average bonus, health benefits and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are made monthly over two years. Medical and dental benefits are maintained by the company for two years.

In the event of a change of control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change of control, select senior executives, including each named executive officer, will receive a lump sum payment equal to two years of base salary and bonus payable within 30 days of termination, in addition to the other benefits described above. Bonus for this purpose is the higher of the three-year average bonus and the most recent fiscal year-end bonus.

In the event of a change of control, the Severance Plan also provides for a lump sum cash payment in an amount necessary to ensure that any compensation received upon a change of control is not reduced by the imposition of excise taxes payable under Internal Revenue Code Section 4999. However, if the total amount of change of control payments is less than 110% of the threshold amount established by the Internal Revenue Service, the change of control payment will be reduced so that it does not trigger the payment of any excise tax. The company did not enter into any new contracts or materially amend any contracts to provide for excise tax gross-ups in the last fiscal year.

As a condition of receiving benefits under the Severance Plan, the named executive officers are required to sign a one-year non-competition agreement and agree to maintain the confidentiality of company information indefinitely.

For the purposes of the Severance Plan, “change of control” includes:

•	Certain acquisitions of 20% or more of the voting power of securities entitled to vote in the election of directors;

•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•	Certain reorganizations, mergers, asset sales or other transactions that result in existing stockholders owning less than 60% of the company’s outstanding voting securities; or

•	A complete liquidation of the company.

For the purposes of the Severance Plan, “good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;

•	Decrease in base salary, annual bonus and/or long-term incentive opportunity;

•	Certain required relocations; or

•	Failure to bind successors to the Severance Plan.

Payments and Benefits as of the Last Business Day of Fiscal 2011

The payments and benefits for the named executive officers under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE OF CONTROL PAYMENTS AND BENEFITS

		Involuntary		Change of
		Not For Cause		Control under
Benefit or Payment	Retirement	Termination	Death	Severance Plan

Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested Restricted Stock Units(2)	Immediate	Immediate	Immediate	Double Trigger for Post-June 2008 Grants
Vesting of Unvested Stock Options(3)	Continued	Rule of 70	Immediate	Double Trigger for Post-June 2008 Grants
Medical Benefits(4)	Continued	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(4)	Continued	Continued 2 yrs	Continued 6 mos	Continued 2 yrs
Pay Continuance	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(5)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(6)	Yes	Rule of 70	Yes	Rule of 70
Company Car Purchase Option	Yes	Yes	No	No
Executive Survivor Income Plan(7)	No	No	Yes	No
Office Space and Administrative Assistant	CEO Only	No	No	No
Excise Tax & Gross-Up	No	No	No	Conditional

(1)	None of the named executive officers except Mr. Powell was eligible for early retirement as of the last business day of fiscal 2011.

(2)	For vesting of unvested restricted stock units, the values included in the table below are based on the number of restricted stock units that would have vested if termination occurred on the last business day of fiscal 2011, multiplied by the closing price of our common stock on the New York Stock Exchange as of that date ($39.29).

(3)	For vesting of unvested stock options, the values included in the table below are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2011, multiplied by the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange as of that date ($39.29).

(4)	The values included in the table below assume that a retirement eligible officer, spouse and dependents will rely on retiree medical benefits if the officer is involuntarily terminated or terminated in connection with a change of control, and that the officer’s spouse and dependents will continue to rely on these benefits upon the officer’s death. Non-retirement eligible executives receive up to two years’ continued coverage if they are involuntarily terminated or terminated in connection with a change of control.

(5)	Under the Rule of 75, if the sum of a named executive officer’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Friendly was eligible for this benefit as of the last business day of fiscal 2011.

Under the Separation Pay and Benefits Program for Officers, if a participating officer is at least 55 years old on the date of an involuntary not for cause termination but is not yet fully vested in his or her pension benefits, then the Program provides for immediate vesting of pension benefits. This provision does not increase the benefits accrued under the Pension Plan. Mr. Palmore was eligible for this benefit as of the last business day of fiscal 2011.

(6)	In cases of involuntary termination, one year of financial counseling is only available if the named executive officer is also retirement eligible, or if the named executive officer’s age plus years of service is equal to or exceeds 70. Of the named executive officers, only Mr. Powell and Mr. Friendly qualified as of the last business day of fiscal 2011. It is also available to a named executive officer’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

(7)	No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. All of the named executive officers except Mr. Mulligan and Mr. Palmore participate in the Plan, though executives such as Mr. Powell, who are early retirement eligible with long service, have de minimis benefits.

The following table outlines the value of payments and benefits that the named executive officers would receive under various termination scenarios as of the last business day of fiscal 2011, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

		Involuntary
		Not For Cause		Change of
	Retirement	Termination	Death	Control
Name	($)	($)	($)	($)

K. J. Powell	18,290,721	24,135,532	30,681,077	38,167,392
D. L. Mulligan	—	11,033,147	8,528,565	12,988,077
I. R. Friendly	—	10,491,049	12,329,826	15,224,450
C. D. O’Leary	—	13,162,163	13,715,163	13,176,742
R. A. Palmore	—	10,902,729	7,728,987	12,914,456

PROPOSAL NUMBER 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2010, we voluntarily provided stockholders with an opportunity to cast an advisory vote on our overall executive compensation philosophy, policies and practices. More than 98% of the votes cast supported our policies and practices. This year, as required by Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve the following resolution:

RESOLVED, That the stockholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2011 Annual Meeting of Stockholders.

General Mills’ guiding compensation philosophy is to maintain programs that will attract, motivate, reward and retain competitively superior leaders who are able to consistently achieve top tier corporate performance and total stockholder return. The compensation committee bases its executive compensation decisions on the following core principles:

•	Compensation should be tightly linked to company performance, with base salaries that are at or below the compensation peer group median and performance-based (at risk) compensation that varies significantly with company performance;

•	Broad and deep stock ownership best aligns the interests of management with those of our investors; and

•	Compensation must be competitive in order to attract and retain superior leaders who are consistently able to achieve corporate performance that is in the top tier of the consumer packaged goods industry.

We believe that the company’s long-standing executive compensation programs have been effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and in enabling General Mills to attract and retain some of the most talented executives in the global consumer packaged goods industry. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how the company’s compensation programs reflect our overarching compensation philosophy and core principles.

The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

PROPOSAL NUMBER 5

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal Number 4, stockholders are being asked to cast an advisory vote on the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. As required by Section 14A of the Securities Exchange Act of 1934, stockholders are also being asked to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years. Stockholders may also abstain from voting on this issue. This advisory vote will not be binding on the compensation committee or the board of directors.

The board understands that there are many points of view on the appropriate frequency for advisory votes on executive compensation. While less frequent votes may better reflect the long-term nature and consistency of our compensation programs, many investors have expressed a view that an annual vote will encourage more regular feedback and discussion.

After careful consideration, the board of directors recommends that future advisory votes on named executive officer compensation occur every year. The board believes that this is the appropriate frequency for stockholders to express their views on our named executive officers’ compensation, and will consider the outcome of these votes in making compensation decisions. Engagement with our stockholders is a key component of our corporate governance practices, and we will continue to engage with our stockholders during the period between advisory votes.

The board of directors unanimously recommends that you vote, on an advisory basis, to conduct future advisory votes on named executive officer compensation every year.

PROPOSAL NUMBER 6

RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The board of directors is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2012 for ratification in order to ascertain the views of our stockholders on this appointment. Proxies solicited by the board of directors will, unless otherwise directed, be voted to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2012. If stockholders do not ratify the appointment of KPMG LLP, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives from KPMG LLP will attend the 2011 Annual Meeting and will have the opportunity to make a statement and answer questions.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012.

AUDIT COMMITTEE REPORT

The Audit Committee.  The audit committee of the board of directors consists of the five non-employee directors named below. Each member of the audit committee is an independent director under our guidelines and as defined by New York Stock Exchange listing standards and SEC regulations for audit committee membership. In addition, the board of directors has unanimously determined that Mr. Danos, Mr. Esrey and Mr. Ryan, members of the audit committee, qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of New York Stock Exchange listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the New York Stock Exchange listing standards. The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. No members of the audit committee received any compensation from General Mills during the last fiscal year other than directors’ fees. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report.  The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 29, 2011.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 29, 2011 with management, the internal auditor and KPMG LLP, the company’s independent registered public accounting firm, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG LLP’s evaluation of the company’s internal control over financial reporting. The audit committee discussed and reviewed with KPMG LLP critical accounting policies and practices, internal controls, other material written communications to management and the scope of KPMG LLP’s audit. The audit committee also has discussed with KPMG LLP matters relating to its judgments about the quality, as well as the acceptability, of the company’s accounting principles as applied in its financial reporting, as well as the other matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee has discussed with KPMG LLP its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee received a letter from KPMG LLP confirming its independence and discussed with KPMG LLP the matters covered by that letter.

The audit committee has reviewed all fees paid to KPMG LLP during the fiscal year and has considered the compatibility of KPMG LLP’s performance of non-audit services, including the tax planning services described below, with the maintenance of KPMG LLP’s independence as the company’s independent registered public accounting firm.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 29, 2011 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Judith Richards Hope, Chair
R. Kerry Clark
Paul Danos
William T. Esrey
Robert L. Ryan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows aggregate fees billed to us for fiscal years ended May 29, 2011 and May 30, 2010 by KPMG LLP, our independent registered public accounting firm.

	Fiscal Year
	(In thousands)
	2011	2010

Audit Fees	$5,623	$4,868
Audit-Related Fees(1)	1,405	665
Tax Fees(2)	67	78
All Other Fees	—	—

Total Fees(3)	$7,095	$5,611

(1)	Includes audit services for benefit plans and the General Mills Foundation, and due diligence services.

(2)	Includes expatriate tax services, tax return preparation, planning and compliance filings.

(3)	The increase in fees in fiscal 2011 was primarily related to due diligence for the Yoplait acquisition and changes in the timing of billings.

The audit committee has determined that performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

Auditor Services Pre-approval Policy.  The audit committee has a formal policy concerning approval of all services to be provided by KPMG LLP, including audit, audit-related, tax and other services. The policy requires that all services KPMG LLP may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. Certain permitted non-audit services, excluding certain designated audit-related and tax services, are limited to $1,000,000 in the aggregate during any fiscal year. The audit committee approved all services provided by KPMG LLP during fiscal years 2010 and 2011.

OTHER BUSINESS

We do not know of any other matters to be presented at the 2011 Annual Meeting. If any other matter is properly presented for a vote at the 2011 Annual Meeting, proxies other than the one for 401(k) shares will be voted in the sole discretion of the proxy holders.

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND VOTING

Q.	How do I attend the 2011 Annual Meeting? What do I need to bring?

A.	To attend the 2011 Annual Meeting, you will need to bring an admission ticket, and you may be asked to provide valid photo identification.

•	If you are a registered stockholder, the top half of your proxy card or your Notice of Internet Availability of Proxy Materials is your admission ticket.

•	If you hold your shares through a broker or otherwise in street name, please bring a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date July 28, 2011, a letter from your broker, or other evidence of General Mills stock ownership as of the record date.

•	If you are an employee, you can show your employee badge.

•	If you received your notice of the 2011 Annual Meeting by e-mail, you can print your e-mail.

•	You can print an admission ticket by at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials or your proxy card.

If you are not a record date stockholder, you will be admitted to the 2011 Annual Meeting only if you have a legal proxy from a record date stockholder.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I receive a printed copy of proxy materials?

A.	To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials or your proxy card.

Q.	Who is entitled to vote?

A.	Record holders of General Mills common stock at the close of business on July 28, 2011 may vote at the 2011 Annual Meeting. On July 28, 2011, 646,597,602 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.	If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed. You may also cast your vote in person at the 2011 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a stockholder of record or hold stock through the General Mills 401(k) Savings Plan, you may vote using any of the following methods:

•	Via the Internet, by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 12-digit control number printed on your proxy card or Notice of Internet Availability of Proxy Materials. You may also access instructions for telephone voting on the website;

•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 12-digit control number printed on your proxy card;

•	By casting your vote in person at the 2011 Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will close at 11:59 pm Eastern Daylight Time on Sunday, September 25, 2011. The telephone and Internet voting instruction deadline for 401(k) shares is Midnight Eastern Daylight Time on Thursday, September 22, 2011.

If you return your signed proxy card or use Internet or telephone voting before the 2011 Annual Meeting, we will vote your shares as you direct. Except on Proposal Number 5, you have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN. On Proposal Number 5, you have four choices on the frequency of future advisory votes on executive compensation. You may vote (or abstain) by choosing ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN.

If you are a stockholder of record and you return a proxy card through the mail, Internet or telephone but do not specify how you want to vote your shares, we will vote them FOR the election of the 13 director nominees set forth in this Proxy Statement, FOR approval of the 2011 Stock Compensation Plan, FOR approval of the 2011 Compensation Plan for Non-Employee Directors, FOR the compensation paid to our named executive officers, for ONE YEAR on the frequency of future advisory votes on executive compensation, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke your proxy at any time before it is voted at the 2011 Annual Meeting by:

•	Sending written notice of revocation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

•	Submitting a properly signed proxy with a later date;

•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote; or

•	Voting in person at the 2011 Annual Meeting.

You also may be represented by another person at the 2011 Annual Meeting by executing a proper proxy designating that person.

Q.	How will my General Mills 401(k) Savings Plan shares be voted?

A.	If you hold shares of common stock through the General Mills 401(k) Savings Plan, you may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Thursday, September 22, 2011. Any instruction received by State Street regarding your vote shall be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.	It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Wells Fargo Shareowner Services at 800-670-4763.

Q.	What will happen if I do not vote my shares?

A.	If you do not vote according to the instructions described on your proxy card or Notice of Internet Availability of Proxy Materials, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.

Q.	How many shares must be present to hold the 2011 Annual Meeting?

A.	At least one-half of General Mills’ outstanding common shares as of the record date must be present at the 2011 Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis.

Q.	How many votes are needed to approve each item?

A.	All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by stockholders entitled to vote and represented at the 2011 Annual Meeting in person or by proxy. In addition, adoption of the 2011 Stock Compensation Plan and the 2011 Compensation Plan for Non-Employee Directors requires that the total number of shares that vote on the proposals represents a majority of the shares entitled to vote on the proposals.

If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

If no option under Proposal Number 5, regarding the frequency of advisory votes on executive compensation, receives a majority of the votes cast, we will consider the option that receives the most votes to be the option preferred by stockholders. The board will consider our stockholders’ preference in determining how frequently future advisory votes on executive compensation will occur.

Q.	How will voting on any other business be conducted?

A.	We do not know of any business to be considered at the 2011 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Kendall J. Powell and Roderick A. Palmore to vote on such matters in their discretion.

Q.	How are the votes counted?

A.	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2011 Annual Meeting for purposes of determining whether there is a quorum under our By-laws, they are not treated as votes cast on a specific proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal on which your broker does not have discretionary authority to vote, including all proposals but Proposal Number 6 at the 2011 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposal Number 6 at the 2011 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 6.

We have a policy of confidential voting that applies to all stockholders, including our employee-stockholders; Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2011 Annual Meeting. You can also go to our website at www.generalmills.com.

Q.	How do I submit a stockholder proposal?

A.	If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 12, 2012. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders at our 2012 Annual Meeting without including your proposal in our Proxy Statement:

•	You must notify the Corporate Secretary of General Mills in writing between May 29, 2012 and June 28, 2012; and

•	Your notice must contain the specific information required in our By-laws.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of General Mills at the address shown above.

SOLICITATION OF PROXIES

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged Phoenix Advisory Partners to help us solicit proxies from stockholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses. In addition to Phoenix, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

DELIVERY AND VIEWING OF PROXY MATERIALS

Electronic Delivery of Proxy Materials.  Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis, to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households.  SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

ANNUAL REPORTS

Our 2011 Annual Report to Stockholders, which includes our consolidated financial statements for the fiscal year ended May 29, 2011, is available on our website at www.generalmills.com in the “Investors” section. Otherwise, please call 800-245-5703 and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 29, 2011 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

YOUR VOTE IS IMPORTANT!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The board has established the following guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence:

•	A director will not be considered independent if, within the preceding three years,

—	the director was an employee of, or an immediate family member of the director was an executive officer of, General Mills;

—	the director or an immediate family member of the director has received during any 12-month period more than $120,000 in direct compensation from us (other than director fees and pension or other deferred compensation for prior service to us);

—	an executive officer of General Mills was on the compensation committee of a company which, at the same time, employed the director or an immediate family member of the director as an executive officer; or

—	the director is a current executive officer or employee of, or an immediate family member of the director is a current executive officer of, another company that does business with us and the annual payments derived from that business by either company accounts for at least (i) $1,000,000 or (ii) two percent, whichever is greater, of the consolidated gross revenues of such company.

•	A director will not be considered independent if:

—	the director or an immediate family member of the director is a current partner of our independent registered public accounting firm;

—	the director is a current employee of our independent registered public accounting firm;

—	an immediate family member of the director is a current employee of our independent registered public accounting firm and personally works on our audit; or

—	the director or an immediate family member of the director was, within the preceding three years, a partner or employee of our independent registered public accounting firm and personally worked on our audit within that time.

•	The following commercial or charitable relationships are immaterial and will not, by themselves, impair a director’s independence:

—	a director or an immediate family member of the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer;

—	a director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization and our contributions to such organization are less than the greater of (i) $120,000 or (ii) two percent of the organization’s consolidated gross revenues;

—	a director or an immediate family member of the director is an executive officer or director of another company that does business with us and the annual payments derived from that business by either company accounts for less than (i) $1,000,000 or (ii) two percent, whichever is greater, of the consolidated gross revenues of such company and the individual is not directly responsible for or involved in the relationship; or

—	a director or an immediate family member holds a less than 10 percent interest in any entity that has a relationship with us.

•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. We will explain in our proxy statement the basis for any determination by the board that a relationship is not material if the relationship does not satisfy one of the specific categories of immaterial relationships identified above.

•	Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us (other than director fees and pension or other deferred compensation for prior service to us).

A-1

APPENDIX B

GENERAL MILLS, INC.

2011 STOCK COMPENSATION PLAN

1.	PURPOSE OF THE PLAN

The purpose of the General Mills, Inc. 2011 Stock Compensation Plan (the “Plan”) is to attract and retain able individuals by rewarding employees of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. has a significant equity or other interest, collectively, the “Company”) and to align the interests of employees with those of the stockholders of the Company. The Company shall include any successors to General Mills, Inc. or any future parent corporations or similar entities.

2.	EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall become effective as of September 26, 2011, subject to the approval of the stockholders of the Company at the Annual Meeting on that date. Awards may be made under the Plan until September 30, 2021.

3.	ELIGIBLE PERSONS

Only persons who are employees of the Company shall be eligible to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Performance Awards (each defined below) and become “Participants” under the Plan. The Compensation Committee of the Company’s Board of Directors (the “Committee”) shall exercise the discretionary authority to determine from time to time the employees of the Company who are eligible to participate in this Plan. Individuals who are not classified by the Company as employees on its corporate books, records and systems are not eligible to receive Awards even if any individual is later reclassified (by the Company, any court, any government agency or otherwise) as an employee of the Company as of any date in particular.

4.	AWARD TYPES

(a)	Stock Option Awards. The Committee may award Participants options (“Stock Options”) to purchase a fixed number of shares of common stock ($.10 par value) of the Company (“Common Stock”). The grant of a Stock Option entitles the Participant to purchase shares of Common Stock at an “Exercise Price” established by the Committee which, unless the Stock Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Award to be exempt from Code Section 409A), shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and may exceed the Fair Market Value on the grant date, at the Committee’s discretion. “Fair Market Value” shall equal the closing price on the New York Stock Exchange of the Company’s Common Stock on the applicable date.

(b)	Stock Appreciation Rights. The Committee may also award Participants Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock, or a combination thereof in the complete discretion of the Committee, equal to or less than the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the Fair Market Value of one share of Common Stock on the date of grant, unless the Stock Appreciation Right was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition, or other transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Award to be exempt from Code Section 409A).

(c)	Restricted Stock Awards. The Committee may grant Participants, subject to certain restrictions, shares of Common Stock (“Restricted Stock”) or the right to receive shares of Common Stock or cash (“Restricted Stock Units”).

(d)	Performance Awards. Performance Awards may be made by the Committee granting a right to either the value of a number of shares of Common Stock (“Performance Share Units”) or a monetary amount, which could be settled in such shares or in cash or a combination thereof (“Performance Units”), determined based on the extent to which applicable performance goals are achieved.

Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards are sometimes referred to as “Awards”. To the extent any Award is subject to section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the terms and administration of such Award shall comply therewith and IRS guidance thereunder. If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict. Further, for purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying the Section 409A deferral election rules and the exclusion from Section 409A for certain short-term deferral amounts.

5.	COMMON STOCK SUBJECT TO THE PLAN

(a)	Maximum Shares Available for Delivery. Subject to Section 5(c), the maximum number of shares of Common Stock available for Awards to Participants under the Plan shall be 40,000,000. Stock Options and Stock Appreciation Rights awarded shall reduce the number of shares available for Awards by one share for every one share granted; provided that Stock Appreciation Rights that may be settled only in cash shall not reduce the number of shares available for Awards. Awards of Restricted Stock, Restricted Stock Units and Performance Awards settled in shares of Common Stock shall reduce the number of shares available for Awards by one share for every one share delivered, up to 30 percent of the total number of shares available; beyond that, Restricted Stock, Restricted Stock Units and Performance Awards settled in shares of Common Stock shall reduce the number of shares available for Awards by six shares for every one share delivered. Restricted Stock Units and Performance Awards that may be settled only in cash shall not reduce the number of shares available for Awards.

In addition, any Common Stock covered by a Stock Option or Stock Appreciation Right granted under the Plan which is forfeited prior to the end of the vesting period, or which expires or otherwise terminates without being exercised, shall be deemed not to be granted for purposes of determining the maximum number of shares of Common Stock available for Awards under the Plan. In the event a Stock Option or Stock Appreciation Right is settled for cash, the number of shares deducted against the maximum number of shares provided in Section 5(a) shall be restored and again be available for Awards. However, if (i) any Stock Option is exercised through the delivery of Common Stock in satisfaction of the Exercise Price, and (ii) withholding tax requirements arising upon exercise of any Stock Option or Stock Appreciation Right are satisfied through the withholding of Common Stock otherwise deliverable in connection with such exercise, the full number of shares of Common Stock underlying any such Stock Option or Stock Appreciation Right, or portion thereof being so issued shall count against the maximum number of shares available for grants under the Plan.

Upon forfeiture or termination of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards prior to vesting, the shares of Common Stock subject thereto shall again be available for Awards under the Plan added back in the same multiple as they were awarded pursuant to the first paragraph of this Section 5(a).

(b)	Individual Limits. The number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights or shares of Common Stock available for Restricted Stock, Restricted Stock Units and Performance Awards granted under the Plan to any single Participant shall not exceed, in the aggregate, 2,000,000 shares and/or units per fiscal year. The maximum dollar value of Performance Awards payable to any single Participant shall be $20,000,000 per fiscal year. These per-Participant limits shall be construed and applied consistently with Code section 162(m) and the regulations thereunder.

(c)	Adjustments for Corporate Transactions. If a corporate transaction has occurred affecting the Common Stock such that an adjustment to outstanding Awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the number of shares credited to an account; (iv) the individual limits imposed under the Plan; and if applicable; (v) the Exercise Price of outstanding Options and Stock Appreciation Rights provided that the number of shares of Common Stock subject to any Stock Option or Stock Appreciation Right denominated in Common Stock shall always be a whole number. Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan. For purposes of this paragraph a corporate transaction includes, but is not limited to, any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to a Stock Option or Stock Appreciation Right under this paragraph shall be made in a manner that will not result in the grant of a new Stock Option or Stock Appreciation Right under Section 409A or cause the Stock Option or Stock Appreciation Right to fail to be exempt from Section 409A.

(d)	Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(i)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(ii)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(e)	Stock Deposit Requirements and other Restrictions. The Committee, in its discretion, may require as a condition to the grant of Awards, the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such grant, if such deposit is not made or maintained during the required holding period. Such shares of deposited Common Stock may not be otherwise sold or disposed of during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option or Stock Appreciation Right, or attainment of any performance goal, shall be restricted in any manner.

6.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS TERMS AND TYPE

(a)	General. Stock Options granted under the Plan shall be Non-Qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). The term of any Stock

Option and Stock Appreciation Right granted under the Plan shall be determined by the Committee, provided that said term shall not exceed 10 years and one month.

(b)	No Reload Rights. Neither Stock Options nor Stock Appreciation Rights granted under this Plan shall contain any provision entitling the optionee or right-holder to the automatic grant of additional options or rights in connection with any exercise of the original option or right.

(c)	No Repricing. Subject to Section 5(c) and absent stockholder approval, the Exercise Price of an outstanding Stock Option may not be decreased after the grant date; the value of Common Stock used to determine the amount paid upon the exercise of a Stock Appreciation Right (i.e., the equivalent of an option’s exercise price) may not be decreased after the date of grant; no outstanding Stock Options or Stock Appreciation Rights may be surrendered to the Company as consideration or otherwise for the grant of a new Award with a lower exercise price; and no other modifications to any outstanding Stock Options or Stock Appreciation Rights may be made that would be treated as a “repricing” under the then applicable rules or listing requirements adopted by the New York Stock Exchange.

7.	GRANT, EXERCISE AND VESTING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)	Grant. Subject to the limits otherwise imposed by the terms of this Plan, the Committee has discretionary authority to determine the size of a Stock Option or Stock Appreciation Right Award, which may be tied to meeting performance-based requirements.

(b)	Exercise. Except as provided in Sections 11 and 12 (Change of Control and Termination of Employment), each Stock Option or Stock Appreciation Right may be exercised only in accordance with the terms and conditions of the Stock Option grant or Stock Appreciation Right and during the periods as may be established by the Committee. A Participant exercising a Stock Option or Stock Appreciation Right shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise.

(c)	Vesting. Stock Options and Stock Appreciation Rights shall not be exercisable unless vested. Subject to Sections 11 and 12 Stock Options and Stock Appreciation Rights shall be fully vested only after at least four years of the Participant’s continued service with the Company following the date of the grant.

(d)	Payment of Exercise Price. The Exercise Price for Stock Options shall be paid to the Company at the time of such exercise, subject to any applicable rule adopted by the Committee:

(i)	in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

(ii)	through the tender of shares of Common Stock owned by the Participant (by either actual delivery or attestation);

(iii)	by a combination of (i) and (ii) above; or

(iv)	by authorizing a third party broker to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Option and remit to the Company such sales proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise.

For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and Restricted Stock Units may be awarded on either a discretionary or performance-based method.

(a)	Discretionary. With respect to discretionary Awards of Restricted Stock and Restricted Stock Units, the Committee shall:

(i)	Select Participants to whom Awards will be made;

(ii)	Subject to the otherwise applicable Plan limits, determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded to a Participant;

(iii)	Determine the length of the restricted period, which, other than as expressly allowed under the Plan, shall be no less than four years;

(iv)	Determine the purchase price, if any, to be paid by the Participant for Restricted Stock or Restricted Stock Units;

(v)	Determine whether Restricted Stock Unit Awards will be settled in shares of Common Stock, cash or a combination thereof; and

(vi)	Determine any restrictions other than those set forth in this Section.

(b)	Performance-Based. With respect to Awards of performance-based Restricted Stock and Restricted Stock Units, the intent is to grant such Awards so as to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). Performance-based Awards are subject to the following:

(i)	The Committee has exclusive authority to determine which Participants may be awarded performance-based Restricted Stock and Restricted Stock Units and whether any Restricted Stock Unit Awards will be settled in shares of Common Stock, cash, or a combination thereof.

(ii)	In order for any Participant to be awarded Restricted Stock or Restricted Stock Units for a Performance Period (defined below), the net earnings from continuing operations excluding items identified and disclosed by the Company as non-recurring or special costs and after taxes (“Net Earnings”) of the Company for such Performance Period must be greater than zero.

(iii)	At the end of the Performance Period, if the Committee determines that the requirement of Section 8(b)(ii) has been met, each Participant eligible for a performance-based Award shall be deemed to have earned an Award equal in value to the Maximum Amount, or such lesser amount as the Committee shall determine in its discretion to be appropriate. The Committee may base this determination on performance-based criteria and in no case shall this have the effect of increasing an Award payable to any other Participant. For purposes of computing the value of Awards, each Restricted Stock or Restricted Stock Unit shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date the Award is granted.

(iv)	The total value and/or number of shares or units of the performance-based Restricted Stock or Restricted Stock Unit Award granted to any Participant for any one Performance Period shall not exceed the lesser of 0.5 percent of the Company’s Net Earnings for that Performance Period (such amount is the “Maximum Amount”), or the number of shares of Common Stock available under Section 5(b) hereof.

(v)	The Committee shall determine the length of the restricted period which, other than as expressly allowed under the Plan, shall be no less than four years.

(vi)	“Performance Period” means a fiscal year of the Company, or such other period as the Committee may from time to time establish, which in no case shall be less than one year.

Subject to the restrictions set forth in this Section, each Participant who receives Restricted Stock shall have certain rights as a stockholder with respect to such shares, as set forth in the applicable Award Agreement. Each Participant who is awarded Restricted Stock Units that are settled in shares of Common Stock shall be eligible to receive, at the expiration of the applicable restricted period (or such later time as provided herein), one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to each such Participant that number of shares of Common Stock. Each Participant who is awarded Restricted Stock Units that are settled in cash shall receive an amount equal to the Fair Market Value of a share of Common Stock on the date the applicable restricted period ends, multiplied by the number of Units awarded. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants (if applicable); provided, however, that as of the first day of each quarter, during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company may credit to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock. Notwithstanding any provisions of this Section or the Plan to the contrary, any dividends or other distributions paid on Restricted Stock, or any dividend equivalents or other distributions credited in respect to Restricted Stock Units, shall be distributed (in either cash or shares of Common Stock, with or without interest or other earnings, as provided in the Award Agreement at the discretion of the Committee) to the Participant only if, when, and to the extent the restrictions imposed on the attendant Restricted Stock or Restricted Stock Units lapse, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the applicable restricted period on the equivalent number of shares of Common Stock which become unrestricted. Such dividends, dividend equivalents, or other distributions shall be payable at the same time as the attendant Restricted Stock or Restricted Stock Units to which they relate, as provided under the applicable terms of the Plan and relevant Award Agreements. Dividends, dividend equivalents, and other distributions that are not so vested shall be forfeited.

Notwithstanding the other provisions of this Section 8, the Committee may in its discretion award up to five percent of the shares authorized under this Plan on an unrestricted basis, subject to the limits of Section 5.

The Committee may in its discretion permit a Participant to defer receipt of any Common Stock or cash issuable upon the lapse of any restriction of Restricted Stock Units, subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Code section 409A, including without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

9.	PERFORMANCE AWARDS

(a)	Grant. The Committee may grant Performance Awards which may be denominated in shares of Common Stock (“Performance Share Units”) or notionally represented by a monetary value, and which may be settled in shares of Common Stock, paid in cash, or a combination thereof (“Performance Units”).

(b)	Performance Goal. In order for any Participant to be granted a Performance Award for a Performance Period (defined below), the net earnings from continuing operations excluding items identified and disclosed by the Company as non-recurring or special costs and after taxes (“Net Earnings”) of the Company for such Performance Period must be greater than zero.

(c)	Grant Size. At the end of the Performance Period, if the Committee determines that the requirement of Section 9(b) has been met, each Participant eligible for a Performance Award shall be deemed to be granted an Award equal in value to the Maximum Amount, or such lesser amount as the Committee determines in its discretion to be appropriate. The Committee may base this determination on additional performance-based criteria and in no case shall this have the effect of increasing an Award payable to any other Participant. For purposes of computing the grant value of Awards, each Performance Award denominated in shares of Common Stock (whether or not share settled) shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the date the Award is granted.

(d)	Additional Performance Conditions and Vesting. Awards granted under this Section 9 shall be subject to such other terms and conditions as the Committee, in its discretion, imposes in the relevant Award Agreement. These conditions may include service and/or performance requirements and goals over periods of one or more years that could result in the future forfeiture of all or part of the Performance Award granted hereunder in the event of the Participant’s termination of employment with the Company prior to the expiration of any service conditions, and/or said performance criteria or other conditions are not met in whole or in part within the designated period of time. This designated period of time shall be referred to as the “Additional Performance Period”. Except as provided in Sections 11(b), (c) and 12(c), Performance Awards shall not be paid other than on the date specified in the relevant Award Agreement after the end of the Additional Performance Period.

(e)	Maximum Amount. The total value of a Performance Award granted to any Participant for any one Performance Period shall not exceed the lesser of 0.5 percent of the Company’s Net Earnings for that Performance Period (such amount is the “Maximum Amount”), or the dollar value limit on Performance Awards under Section 5(b).

(f)	Performance Period. “Performance Period” means the period as the Committee may from time to time establish, which is no case shall be less than one year.

(g)	Dividend Equivalents and Voting. At the discretion of the Committee, Performance Share Units may be credited with amounts equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock. Notwithstanding the previous sentence, any dividend equivalents or other distributions so credited shall be distributed (in either cash or shares of Common Stock, with or without interest or other earnings, as provided in the Award Agreement at the discretion of the Committee) to the Participant only if, when, and to the extent the conditions imposed on the attendant Performance Share Units are satisfied, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the relevant Performance Period and/or Additional Performance Period on the equivalent number of shares of Common Stock which become payable. Such dividend equivalents or other distributions shall be payable at the same time as the attendant Performance Share Units to which they relate, as provided under the applicable terms of the Plan and Award Agreement. Dividend equivalents and other distributions that are not so vested shall be forfeited. Dividend equivalents shall not be credited in respect to Performance Units. Participants who receive either Performance Share Units or Performance Units shall have no rights as stockholders and in particular shall have no voting rights.

The Committee may in its discretion permit a Participant to defer receipt of any Common Stock or cash issuable under a Performance Award subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Code section 409A, including without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

10.	TAXES

The Company has the right to withhold amounts from Awards to satisfy required tax obligations as it deems appropriate. Whenever the Company issues Common Stock under the Plan, unless it decides to satisfy the withholding obligations through additional withholding on salary or other wages, it may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state, local or foreign tax withholding requirements prior to the delivery of such Common Stock, or the Company may in its discretion withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

11.	CHANGE OF CONTROL

(a)	Each of the following (i) through (iv) constitutes a “Change of Control”:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

(ii)	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”); excluding however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Securities, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)	If, within two years after a Change of Control a Participant experiences an involuntary separation from service initiated by the Company for reasons other than “cause” (for this purpose cause shall have the same meaning as that term has in Section 4.2(b)(ii) of Plan B of the General Mills Separation Pay and Benefits Program for Officers), or a separation from service for “good reason” actually entitling the employee to certain separation benefits under Section 4.2(a)(ii) of Plan B of the General Mills Separation Pay and Benefits Program for Officers, the following applies:

(i)	All of his or her then outstanding and unvested Stock Options and Stock Appreciation Rights shall fully vest immediately and remain exercisable for the one-year period beginning on the date of his or her separation from service or, if earlier, the end of the term of the Stock Option and Stock Appreciation Right.

(ii)	All shares of Restricted Stock and Restricted Stock Units shall fully vest and be settled immediately (subject to a proper deferral election made with respect to the Award).

(iii)	All Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable performance goals established for the Additional Performance Period have been achieved, and paid immediately (subject to a proper deferral election made with respect to the Award).

(iv)	If Awards are replaced pursuant to subsection (d) below, the protections and rights granted under this subsection (b) shall transfer and apply to such replacement awards.

Notwithstanding the above, any Restricted Stock Units or Performance Awards subject to Section 409A (not subject to a proper deferral election) shall be settled on the Participant’s separation from service (within the meaning of Section 409A) or in the case of a Participant who is a “specified employee” (within the meaning of Section 409A) on the first day of the seventh month following the month of the Participant’s separation from service.

(c)	If, in the event of a Change of Control, and to the extent outstanding Awards are not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that solely in the discretionary judgment of the Committee, which shall be reasonable, preserves the existing value of outstanding Awards at the time of the Change of Control, then the following shall occur:

(i)	Subject to the other provisions of this subsection (c), All Stock Options and Stock Appreciation Rights shall vest and become exercisable immediately upon the Change of Control event.

(ii)	The restrictions on all shares of Restricted Stock shall lapse and Restricted Stock Units shall vest immediately.

(iii)	All Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable performance goals established for the Additional Performance Period have been achieved.

(iv)	To the extent Code Section 409A applies, if the Change of Control constitutes a “change in control” event as described in IRS regulations or other guidance under Code section 409A(a)(2)(A)(v), Participants’ Restricted Stock Units and Performance Awards shall be settled and paid upon the Change of Control in accordance with the requirements of Code Section 409A.

(v)	If the Change of Control does not constitute a “change in control” event as described in IRS regulations or other guidance under Code section 409A(a)(2)(A)(v), Restricted Stock Units and Performance Awards that are not Section 409A Restricted Stock Units and/or not otherwise subject to Section 409A, and on which a deferral election was not made, shall be settled and paid upon the Change of Control. However, the Section 409A Restricted Stock Units, Performance Awards otherwise subject to Section 409A, or such Awards for which a proper deferral election was made, shall be settled in cash equal to either the Award’s Fair Market Value at the time of the Change of Control, or its monetary value provided for above in (iii), as applicable, plus interest at a rate of Prime plus 1% from the Change of Control to the date of payment, which shall be the time the original restriction period would have closed, the Performance Award would have been originally payable, or the date elected pursuant to the proper deferral election, as applicable.

In the discretion of the Committee and notwithstanding subsection (c)(i) above or any other Plan provision, outstanding Stock Options and Stock Appreciation Rights (both exercisable and unexercisable) may be cancelled at the time of the Change of Control in exchange for cash, property, or a combination thereof that is determined by the Committee to be at least equal to the excess (if any) of the value of the consideration that would be received in such Change of Control by the holders of Common Stock, over the exercise price for such Awards. For purposes of clarification, by operation of this provision Stock Options and Stock Appreciation Rights that would not yield a gain at the time of the Change of Control under the aforementioned equation are subject to cancellation without consideration. Furthermore, the Committee is under no obligation to treat Awards and/or Participants uniformly and has the discretionary authority to treat Awards and Participants disparately.

(d)	If in the event of a Change of Control and to the extent outstanding Awards are assumed by any successor corporation, affiliate thereof, person or other entity, or are replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of outstanding Awards at the time of the Change of Control and provide for vesting payout terms, and performance goals, as applicable, that are at least as favorable to Participants as vesting, payout terms and Performance Goals applicable to Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms, subject to Subsection 11(b) hereof.

(e)	With respect to any outstanding Awards as of the date of any Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights, the deposit requirement shall be terminated as of the date of the Change of Control.

12.	TERMINATION OF EMPLOYMENT

(a)	Resignation or Termination for Cause. If the Participant’s employment by the Company is terminated by either

(i)	the voluntary resignation of the Participant, or

(ii)	a Company discharge due to Participant’s illegal activities, poor work performance, misconduct or violation of the Company’s Code of Conduct, policies or practices,

then the Participant’s Stock Options and Stock Appreciation Rights shall terminate three months after such termination (but in no event beyond the original full term of the Stock Options or Stock Appreciation Rights) and no Stock Options or Stock Appreciation Rights shall become exercisable after such termination, and all shares of Restricted Stock, Restricted Stock Units which are subject to restriction on the date of termination, and all outstanding Performance Awards, shall be cancelled and forfeited.

(b)	Other Termination. If the Participant’s employment by the Company terminates involuntarily at the initiation of the Company for any reason other than specified in Sections 11, 12 (a), (d) or (e), and upon the execution (without revoking) of an effective general legal release and such other documents as are satisfactory to the Company, the following rules shall apply:

(i)	In the event that, at the time of such involuntary termination, the sum of the Participant’s age and years of service with the Company equals or exceeds 70, (A) the Participant’s outstanding Stock Options and Stock Appreciation Rights shall continue to become exercisable according to the schedule established at the time of grant unless otherwise provided in the applicable Award Agreement; (B) the restriction on all shares of Restricted Stock shall lapse and Restricted Stock Units shall vest and be paid (or deferred, as appropriate) immediately; and (C) any Performance Awards remaining outstanding during the Additional Performance Period shall fully vest and be payable according to the original terms of the Award with a value, if any, that otherwise would be earned under the applicable performance goals originally established under the Award Agreement based on actual performance (subject to a proper deferral election). Stock Options and Stock Appreciation Rights shall remain exercisable for the remaining full term of such Awards.

(ii)	In the event that, at the time of such involuntary termination, the sum of the Participant’s age and years of service with the Company is less than 70, (A) the Participant’s outstanding unexercisable Stock Options and Stock Appreciation Rights, and unvested Restricted Stock and Restricted Stock Units, shall become exercisable or vest and paid or deferred immediately, as the case may be, as of the date of termination, in a pro-rata amount based on the full months of employment completed during the full vesting period from the date of grant to the date of termination with such newly-vested Stock Options and Stock Appreciation Rights, and Stock Options and Stock Appreciation Rights exercisable on the date of termination, remaining exercisable for the lesser of one year from the date of termination and the original full term of the Stock Option and/or Stock Appreciation Right; and (B) the Participant’s Performance Awards remaining outstanding during the Additional Performance Period shall be payable according to the original terms of the Award with a value, if any, that otherwise would be earned under the applicable performance goals originally established under the Award Agreement based on actual performance, and shall vest at the end of the relevant Additional Performance Period in a pro-rata amount based on the full months of employment completed during the relevant Additional Performance Period originally established in the Award Agreement through the date of termination. All other Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units and Performance Awards shall be forfeited as of the date of termination. Provided, however, that if the Participant is a Company Senior Vice President or above, the Participant’s outstanding Stock Options and Stock Appreciation Rights which, as of the date of termination are not yet exercisable, shall become exercisable effective as of the date of such termination and, with all outstanding Stock Options and Stock Appreciation Rights already exercisable on the date of termination, shall remain exercisable for the lesser of one year following the date of termination and the original full term of the Stock Option or Stock Appreciation Right; all shares of Restricted Stock and Restricted Stock Units shall fully vest as of the date of termination and be paid or deferred immediately; and any outstanding Performance Awards shall fully vest and be payable according to the original terms of the Award with a value, if any, that otherwise would be earned under the applicable performance goals originally established in the Award Agreement (subject to a proper deferral election).

Notwithstanding the foregoing, any Section 409A Restricted Stock Units that vest under this Section 12(b) shall be paid on the Participant’s separation from service (within the meaning of Code section 409A), or in the case of a Participant who is a specified employee (within the meaning of

Code section 409A) shall be paid on the first day of the seventh month following the month of separation from service.

(c)	Death. If a Participant dies while employed by the Company, any Stock Option or Stock Appreciation Right previously granted under this Plan shall fully vest and become exercisable upon death and may be exercised by the person designated as such Participant’s beneficiary or beneficiaries or, in the absence of such designation, by the Participant’s estate. Stock Options and Stock Appreciation Rights shall remain exercisable for the remaining full term of such Awards. A Participant who dies while employed by the Company during any applicable restricted period shall fully vest in such shares of Restricted Stock or Restricted Stock Units, effective as of the date of death, and such shares or cash shall be paid as of the first day of the month following death to the designated beneficiary or beneficiaries. If a Participant dies while employed by the Company during an Additional Performance Period, all Performance Awards shall fully vest and shall be considered to be earned in full “at target” as if the applicable performance goals have been achieved, and paid on the first day of the month following death to the designated beneficiary or beneficiaries.

(d)	Retirement. The Committee shall determine, at the time of grant, the treatment of Awards upon the retirement of the Participant. Unless other terms are specified in the original Award Agreement, if the termination of employment is due to a Participant’s retirement on or after age 55 and completion of five years of eligibility service under the General Mills Pension Plan, the Participant may, effective as of the date of employment termination as a retiree, exercise a Stock Option or Stock Appreciation Right pursuant to the original terms and conditions of such Awards; shall fully vest in, and be paid or have deferred, all shares of Restricted Stock or shares or cash attributable to Restricted Stock Units; and all Performance Awards shall fully vest and be payable according to the original terms of the Award with a value, if any, that otherwise would be earned under the applicable performance goals originally established in the Award Agreement based on actual performance (subject to a proper deferral election made with respect to the Award). However, the Restricted Stock Units without a proper deferral election that vest under this Section 12(d) shall be payable on the Participant’s separation from service (within the meaning of Section 409A) or in the case of a Participant who is a specified employee (within the meaning of Section 409A) shall be paid on the first day of the seventh month following the month of separation from service.

A Restricted Stock Unit that could vest upon retirement under this Section 12(d) at any time within the Award’s restricted period shall be referred to as a “Section 409A Restricted Stock Unit”.

Notwithstanding the above, the terms of this Section 12(d) shall not apply to a Participant who, prior to a Change of Control, is terminated for cause as described in Section 12(a)(ii); said Participant shall be treated as provided in Section 12(a).

(e)	Spin-offs and Other Divestitures. If the termination of employment is due to the divestiture, cessation, transfer, or spin-off of a line of business or other activity of the Company, the Committee, in its sole discretion, shall determine the conversion, vesting, or other treatment of all outstanding Awards under the Plan. Such treatment shall be consistent with Section 409A, and in particular will take into account whether a separation from service has occurred within the meaning of Section 409A.

13.	ADMINISTRATION OF THE PLAN

(a)	Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section.

(b)	Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more outside, disinterested members of the Board who, in the judgment of the Board, are qualified to administer the Plan as contemplated by Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), Code section 162(m) and the regulations thereunder (or any successors thereto), and any rules and regulations of a stock exchange on which Common Stock is traded.

(c)	Powers of Committee. The authority to manage and control the operations and administration of the Plan shall be vested in the Committee, subject to the following:

(i)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the eligible Company employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares or amounts covered by the Awards, to establish the terms, conditions, performance criteria, performance period, restrictions, and other provisions of such Awards, to specify that the Participant’s rights, payments, and benefits with respect to Awards shall be subject to adjustment, reduction, cancellation, forfeiture, or recoupment under certain circumstances, and (subject to the restrictions imposed by Section 14) to cancel or suspend Awards. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant. Such terms and conditions may be evidenced by an agreement (“Award Agreement”), which need not require execution by the Participant, in which case acceptance of the Award shall constitute agreement by the Participant with all its terms, conditions, limitations and forfeiture provisions.

(ii)	The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(iii)	The Committee will have the authority and discretion to interpret the Plan, Award Agreements, and any other documents ancillary thereto, to establish, modify, and rescind any rules relating to the Plan, to determine the terms and provisions of any Award Agreements made pursuant to the Plan, to correct any technical defect(s) or omission(s) in connection with the Plan, Award Agreement, and any other documents ancillary thereto, reconcile any technical inconsistencies in connection with the Plan, Award Agreement, and any other documents ancillary thereto, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(iv)	Any interpretation of the Plan, Award Agreements, and any other documents ancillary thereto, by the Committee and any decision made by it under the Plan, Award Agreements, and any other documents ancillary thereto, is final and binding. There is no obligation for uniformity or consistency of treatment of Participants or Awards under the Plan.

(v)	The Committee will have exclusive authority and discretion to decide how outstanding Awards will be treated, and is empowered to make all elections among possible options, consistent with Sections 11(c) and (d).

(d)	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(e)	Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. Such form may establish other rules as the Committee deems appropriate. If no beneficiary has been designated by a deceased Participant, or if all the designated beneficiaries have predeceased the Participant, the beneficiary shall be the

Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

14.	AMENDMENTS OF THE PLAN

The Committee may from time to time prescribe, amend and rescind rules relating to the Plan. Subject to the approval of the Board of Directors, where required, the Committee may at any time terminate, amend, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders which would:

(a)	except as provided in Section 5(c), materially increase the number of shares which may be issued under the Plan;

(b)	permit granting of Stock Options or Stock Appreciation Rights at less than Fair Market Value;

(c)	except as provided in Section 5(c), permit the repricing (as provided in Section 6(c)) of outstanding Stock Options or Stock Appreciation Rights; or

(d)	amend the individual limits on awards set forth in Section 5(b) which may be granted to any single Participant.

No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Award, in any material respect, without the consent of the Participant. There is no obligation for uniformity of treatment of Participants or Awards under the Plan.

15.	FOREIGN JURISDICTIONS

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan and/or to comply with provisions of the laws in countries outside the United Sates in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

16.	TRANSFERABILITY OF AWARDS

Except as otherwise provided by rules of the Committee, no Stock Options or Stock Appreciation Right shall be transferable by a Participant otherwise than (i) by the Participant’s last will and testament or (ii) by the applicable laws of descent and distribution, and such Stock Options or Stock Appreciation Right shall be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. Except as otherwise provided in Sections 8 or 9, no shares of Restricted Stock, no Restricted Stock Units and no Performance Awards shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period.

17.	NON-ALIENATION OF RIGHTS AND BENEFITS

Subject to Sections 16 and 20, and the rights of the Company and the Committee established under the Plan’s terms, no right or benefit under the Plan shall be subject to alienation, sale, assignment, pledge, or encumbrance and any attempt to do so shall be void. No right or benefit under the Plan be subject to the debts, contracts, liabilities or torts of the person entitled to such rights or benefits.

18.	LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY

Nothing in the Plan shall be construed

(a)	to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Committee;

(b)	to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c)	to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or

(d)	to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement.

19.	NO LOANS

The Company shall not lend money to any Participant to finance a transaction under this Plan.

20.	CLAWBACK POLICY

Awards are specifically made subject to the Company’s Executive Compensation Clawback Policy, as it is amended from time to time, to the full extent said Policy is applicable.

21.	NOTICES

All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

Attention: Corporate Compensation
General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, MN 55426

22.	RECOGNITION AWARDS

Notwithstanding any other provision of the Plan to the contrary, the Committee is given the discretionary authority to award up to a total of 20,000 unrestricted shares of Common Stock during each calendar year to selected employees as a bonus or reward (“Recognition Awards”). Under this paragraph no employee shall receive over 200 shares of Common Stock as Recognition Awards over the duration of the Plan’s term.

APPENDIX C

GENERAL MILLS, INC.

2011 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Effective as of September 26, 2011

GENERAL MILLS, INC.

2011 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	PURPOSE

The purpose of the Plan is to provide a compensation program which will attract and retain qualified individuals not employed by General Mills, Inc. and its subsidiaries (the “Company”) to serve on the Board of Directors of the Company (the “Board”) and to further align the interests of non-employee directors with those of the stockholders by providing that a portion of compensation will be linked directly to increases in stockholder value.

2.	EFFECTIVE DATE, DURATION OF PLAN

This Plan shall become effective as of September 26, 2011 subject to the approval of the Plan by the stockholders. Awards may be made under the Plan until September 30, 2016 or such earlier date as determined by the Board or the Compensation Committee of the Board (the “Committee”); provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

3.	DEFINITIONS

Wherever used in this Plan, the following terms have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning set forth in Section 11.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning set forth in Section 2.

“Common Stock” means Company common stock ($.10 par value).

“Company” means General Mills, Inc. and its subsidiaries.

“Deferred Compensation Account” has the meaning set forth in Section 6(d).

“Election Form” means a written form provided by the Company pursuant to which a Participant may elect the form and timing of distributions with respect to his or her retainer, Stock Units and dividend equivalents under the Plan.

“Fair Market Value” means the closing price on the New York Stock Exchange of the Common Stock on the applicable date.

“Key Employee” means a Participant treated as a “specified employee” as of his Separation from Service under Code section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of the Company or its affiliates if the Company’s or its affiliate’s stock is publicly traded on an established securities market or otherwise. Key Employees shall be determined in accordance with Code section 409A using a December 31 identification date. A listing of Key Employees as of an identification date shall be effective for the 12-month period beginning on the April 1 following the identification date.

“Option” has the meaning set forth in Section 7(a).

“Participant” has the meaning set forth in Section 4.

“Plan” means the General Mills, Inc. 2011 Compensation Plan for Non-Employee Directors as set forth herein and as amended.

“Plan Year” has the meaning set forth in Section 6(a).

“Separation from Service” or “Separate from Service” means a “separation from service” within the meaning of Code section 409A.

“Stock Unit Account” has the meaning set forth in Section 8(a).

“Stock Units” has the meaning set forth in Section 8(a).

4.	PARTICIPATION

Each member of the Board who is not an employee of the Company at the date compensation is earned or accrued shall be eligible to participate in the Plan (a “Participant”).

5.	COMMON STOCK SUBJECT TO THE PLAN

(a)	General. The Common Stock to be issued under this Plan is to be made available from the authorized but unissued Common Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise. Subject to the provisions of the next succeeding paragraphs, the maximum aggregate number of shares authorized to be issued under the Plan shall be 1,400,000 and the maximum number of shares authorized to be issued under the Plan in a single Plan Year shall be 320,000. Options awarded shall reduce the number of shares available for awards by one share for every one share granted. Awards of Stock Units shall reduce the number of shares available for awards by one share for every one share delivered, up to 30 percent of the total number of shares available; beyond that, Stock Units shall reduce the number of shares available for awards by six shares for every one share delivered.

Upon forfeiture, expiration, or termination of Options and/or Stock Units, the shares of Common Stock subject thereto shall again be available for awards under the Plan.

(b)	Adjustments for Corporate Transactions. If a corporate transaction has occurred affecting the Common Stock such that an adjustment to outstanding awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding awards; (iii) the number of shares credited to a Stock Unit Account; and (iv) the exercise price of outstanding Options provided that the number of shares of Common Stock subject to any Option denominated in Common Stock shall always be a whole number. For this purpose a corporate transaction includes, but is not limited to, any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this Section to the contrary, an adjustment to an Option under this Section 5(b) shall be made in a manner that will not result in the grant of a new Option under Code Section 409A.

6.	RETAINER

(a)	General. Each Participant shall be entitled to receive a retainer with respect to each one-year board term, beginning the day of each annual stockholders’ meeting and ending the day before the succeeding annual stockholders’ meeting (the “Plan Year”) in an amount determined from time to time by the Board or its delegate. Retainers shall be earned and paid at the end of each of the Company’s fiscal quarters.

(b)	Normal Payment Terms. The normal payment terms for retainers are cash in a lump sum. In the absence of an affirmative election to the contrary, the retainer (or the portion not subject to such elections) shall be paid within 10 business days following the last day of each quarterly period described above in (a).

(c)	Deferral Elections. Each Participant may elect an alternative form (lump sum vs. installments) in which a retainer may be delivered and the timing for such delivery, pursuant to the terms of

Section 9. Participants shall make such election by filing an irrevocable Election Form with the Company before the calendar year in which a Plan Year begins. The election shall apply to amounts earned in a quarterly period described in (a) above that begins during the Plan Year. Notwithstanding the foregoing, in the first year in which a non-employee director becomes eligible to participate in the Plan, an election may be made with respect to services to be performed subsequent to the election, to the extent permitted under Code section 409A. Such an election must be made on an Election Form within 30 days after the date the non-employee director becomes eligible to participate in the Plan.

(d)	Deferred Cash Alternative. For each Participant who affirmatively elects to defer receipt of his or her retainers in the form of deferred cash, the Company shall establish a separate account (a “Deferred Compensation Account”) and credit such deferred cash compensation into that Account as of the date the amounts would otherwise be paid. A separate Deferred Compensation Account shall be established for each Plan Year a Participant makes such a deferral election. Earnings, gains and losses shall be credited to each such Deferred Compensation Account based on the rate earned by the fund or funds selected by the Participant from among funds or portfolios established by the Company, in its discretion. Distributions from a Deferred Compensation Account shall be made in accordance with Section 9.

The Company has established a Supplemental Benefits Trust with Wells Fargo Bank Minnesota, N.A. as trustee to hold assets of the Company under certain circumstances as a reserve for the discharge of the Company’s obligations as to Deferred Compensation Accounts under the Plan and certain other deferred compensation plans of the Company. In the event of a Change of Control, the Company shall be obligated to immediately contribute such amounts to the trust as may be necessary to fully fund all Deferred Compensation Accounts payable under the Plan. Any Participant in the Plan shall have the right to demand and secure specific performance of this provision. All assets held in the trust remain subject only to the claims of the Company’s general creditors whose claims against the Company are not satisfied because of the Company’s bankruptcy or insolvency (as those terms are defined in the trust agreement). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the trust before the assets are paid to the Participant and all rights created under the trust, as under the Plan, are unsecured contractual claims of the Participant against the Company.

(e)	Common Stock Alternative. Each Participant may affirmatively elect to receive all or a specified percentage of his or her retainers for a Plan Year in shares of Common Stock, which, if elected, will be issued within 10 business days following the last day of each quarterly period during the Plan Year described above in (a). Only whole numbers of shares will be issued, with any fractional share amounts paid in cash. For purposes of computing the number of shares earned each quarter during the Plan Year, the value of each share shall be equal to the Fair Market Value on the third Business Day preceding the last day of each quarter described above in (a) during the Plan Year. For the purposes of this Plan, “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

(f)	Death. Notwithstanding any other provision of the Plan, if a Participant dies during a Plan Year, the balance of the amount due for the full quarter in which death occurs shall be payable in full to the person(s) designated under the terms of Section 11(e) of this Plan or if none designated then to the Participant’s estate, in cash, within 60 days following the date of death.

7.	NON-QUALIFIED STOCK OPTIONS

(a)	Grant of Options. Each Participant on the effective date of the Plan (or, if first elected after the effective date of the Plan, then on the date the Participant first attends a Board meeting) shall be awarded an option (an “Option”) to purchase shares of Common Stock, in an amount determined from time to time by the Board, or its delegate. As of the close of business on each successive annual stockholders’ meeting after the date of the original award, each Participant who is re-elected to the

Board shall be granted an additional Option to purchase shares of Common Stock. All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Code section 422.

(b)	Option Exercise Price. The per share price to be paid by the Participant at the time an Option is exercised shall be 100% of the Fair Market Value on the date of grant, or on the last date preceding the date of grant on which the Common Stock was traded.

(c)	Term of Option. Each Option shall expire ten (10) years from the date of grant.

(d)	Exercise and Vesting of Option. Each Option will vest on the date of the annual stockholders’ meeting next following the date the Option is granted. Upon vesting, a Participant shall be given the full ten (10) year term to exercise the Option without regard to whether he or she continues to serve on the Board. If, for any reason, a Participant ceases to serve on the Board prior to the date an Option vests, such Option shall be forfeited and all further rights of the Participant to or with respect to such Option shall terminate. Notwithstanding the foregoing, if a participant should die during his or her term of service on the Board, any vested Option may be exercised by the person(s) designated under the terms of Section 11(e) of this Plan, and any unvested Options shall fully vest and become exercisable upon death for the remainder of the Option’s full term.

(e)	Method of Exercise. A Participant exercising an Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise. The exercise price shall be paid to the Company at the time of such exercise, subject to any applicable rule adopted by the Committee:

(i)	in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

(ii)	through the tender of shares of Common Stock owned by the Participant (by either actual delivery or attestation);

(iii)	by a combination of (i) and (ii) above; or

(iv)	by authorizing a third party broker to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Option and remit to the Company such sales proceeds to pay the entire exercise price.

To determine the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

(f)	Non-transferability. Except as provided by rule adopted by the Committee, an Option shall be non-assignable and non-transferable by a Participant other than by will or the laws of descent and distribution. A Participant shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection.

8.	STOCK UNITS

(a)	Awards. On the effective date of the Plan (or, if a Participant is first elected after the effective date of the Plan, then on the date the Participant first attends a Board meeting) and at the close of business on each successive annual stockholders’ meeting, each Participant who is re-elected to the Board shall be awarded the right to receive shares of Common Stock (“Stock Units”) in an amount determined from time to time by the Board or its delegate, subject to vesting as provided in Section 8(b). Only a Participant who is re-elected to the Board shall be entitled to a grant under this Section 8(a) of Stock Units awarded at the close of business on an annual meeting date after the date of the original grant to Participants. A separate Stock Unit Account will be established for the Participant each time an award of Stock Units is made.

Participants receiving Stock Units will have no rights as stockholders of the Company with respect to allocations made to their Stock Unit Account(s), except the right to receive dividend equivalent allocations under Section 8(d).

Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued to the Participants.

(b)	Vesting of Stock Units. A Participant’s interest in the Stock Units shall vest on the date of the annual stockholders’ meeting next following the date of the award of the Stock Units. If, for any reason, a Participant ceases to serve on the Board prior to the date the Participant’s interest in a grant of Stock Units vests, such Stock Units shall be forfeited and all further rights of the Participant to or with respect to such Stock Units shall terminate. Notwithstanding the foregoing, a Participant who dies while serving on the Board prior to the vesting of Stock Units shall fully vest in such Stock Units, effective as of the date of death and shall be paid to the person(s) designated under the terms of Section 11(e) of this Plan.

(c)	Election Concerning Receipt of Common Stock. Each Participant receiving an award of Stock Units under Section 8(a) may elect the time and form (lump sum vs. installments) of distribution of Common Stock attributable to such Stock Units, pursuant to the terms of Section 9. If no affirmative election is made, all Stock Units shall be paid in shares of Common Stock within 10 days following vesting.

(d)	Dividend Equivalents. As of the first day of each quarter, during the applicable restricted period for all Stock Units awarded hereunder, the Company may credit to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock. Notwithstanding any provisions of this Section or the Plan to the contrary, any dividend equivalents or other distributions credited in respect to Stock Units shall be distributed (in either cash or shares of Common Stock, with or without interest or other earnings, as provided at the discretion of the Committee) to the Participant only if, when, and to the extent the restrictions imposed on the attendant Stock Units lapse, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the applicable restricted period on the equivalent number of shares of Common Stock which become unrestricted. Such dividend equivalents or other distributions shall be payable at the same time as the attendant Stock Units to which they relate, as provided under the applicable terms of the Plan. Dividend equivalents and other distributions that are not so vested shall be forfeited.

(e)	Timing of Elections. In order to make an election under Sections 8(c) and/or 8(d) with respect to Stock Units awarded for a Plan Year, a Participant shall file an irrevocable Election Form with the Committee before the calendar year in which the Plan Year begins. Notwithstanding the foregoing, in the first year in which a non-employee director becomes eligible to participate in the Plan, a deferral election may be made with respect to services to be performed subsequent to the election, to the extent permitted under Code section 409A. Such an election must be made on an Election Form within 30 days after the date the non-employee director becomes eligible to participate in the Plan.

9.	DISTRIBUTION PROVISIONS FOR DEFERRED CASH AND STOCK UNITS

The following distribution provisions shall apply to Deferred Compensation Accounts and Stock Unit Accounts:

(a)	Timing. Distributions from Deferred Compensation Accounts shall normally commence at Separation from Service, however, a Participant may affirmatively elect a specified date for commencement, provided said date is not later than age 75. The same rule applies to Stock Units which have been deferred beyond the vesting period described in Section 8(b). Elections as to the timing of benefit commencement shall be made in accordance with Sections 6 and 8, as appropriate.

Notwithstanding the above or any other provision of this Plan, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid on the first day of the seventh month following the Participant’s Separation from Service (or, if earlier, the first day of the month after the Participant’s death).

(b)	Form of Distribution. Distributions shall normally be made in a lump sum. However, a Participant may affirmatively elect to receive substantially equal annual installments over a period of up to 10 years. Such elections shall be made in accordance with Sections 6 and 8, as appropriate.

(c)	Manner of Distribution. Amounts credited to Deferred Compensation Accounts shall be paid in cash. Amounts credited to Stock Unit Accounts shall be paid in Common Stock based on the number of Stock Units credited to the Stock Unit Account and paid in cash equal to any dividend equivalent amounts which had not been used to “purchase” additional Stock Units.

(d)	Distribution Upon Death. Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, if a Participant dies before full distribution of a Deferred Compensation Account or Stock Unit Account, such accounts shall be distributed to the person(s) designated under the terms of Section 11(e) of this Plan or if none designated then to the Participant’s estate in a lump sum within 60 days following the date of death.

(e)	Permitted Payment Delay To Avoid Violations of Law. Notwithstanding any provision of this Plan to the contrary, any distribution to a Participant under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided, that any payment delayed pursuant to this Section 9(e) shall ultimately be paid in accordance with Code section 409A.

(f)	Payment Acceleration. If amounts deferred under the Plan must be included in a Participant’s income under Code section 409A prior to the scheduled distribution of such amounts, distribution of such amount shall be made immediately to the Participant.

10.	CHANGE OF CONTROL

Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, upon the occurrence of a Change of Control, all Options and Stock Units shall fully and immediately vest, and shall be exercisable or paid pursuant to the terms of the Plan that are otherwise applicable. If the Change of Control is also a “change in control” as defined under Code section 409A(a)(2)(A)(v) and official guidance thereunder, all Stock Unit Accounts shall be distributed in a single payment within 30 days following such Change of Control.

11.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority to administer and manage the operations of the Plan, and to interpret the terms of the Plan, formulate additional rules and policies for carrying out terms and provisions of the Plan, and amend, modify or terminate the Plan as from time to time it deems proper and in the best interests of the Company; provided, however, that after a Change of Control no amendment, modification of or action to terminate the Plan may be made which would affect compensation earned or accrued prior to such amendment, modification or termination without the written consent of a majority of Participants determined as of the day before a Change of Control. Any decision or interpretation adopted by the Committee shall be final and conclusive. A “Change of Control” means:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, (each a “Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)	Designation of Beneficiary. Each Participant who has a Deferred Compensation Account, a Stock Unit Account, or Option under the Plan may designate a beneficiary or beneficiaries to exercise any Option or to receive any payment which under the terms of the Plan may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. Such form may establish other rules as the Committee deems appropriate. If no beneficiary has been properly designated by a deceased Participant, or if all the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any Options shall be divided among beneficiaries equally, and any payments under the Plan to such beneficiaries shall be made in equal shares, unless the Participant has expressly designated otherwise, in which case such Options shall be divided, and the payments shall be made, in the portions designated by the Participant.

12.	GOVERNING LAW

The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

13.	NOTICES

Unless otherwise notified, all notices under this Plan shall be sent in writing to the Company, attention Corporate Compensation, P.O. Box 1113, Minneapolis, Minnesota 55440. All correspondence to the Participants shall be sent to the address which is their recorded address as listed on the election forms.

14.	PLAN TERMINATION

Upon termination of the Plan, distribution of Deferred Compensation Accounts and Stock Unit Accounts shall be made as described in Section 9, unless the Committee determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further deferrals of retainers, Stock Units or dividend equivalent amounts shall be permitted; however, earnings, gains and losses shall continue to be credited to the Deferred Compensation Account balances in accordance with Section 6 until the Deferred Compensation Account balances are fully distributed.

15.	COMPLIANCE WITH CODE SECTION 409A

It is intended that this Plan shall comply with the provisions of Code section 409A and the Treasury regulations relating thereto so as not to subject the Participants to the payment of additional taxes and interest under Code section 409A. In furtherance of this intent, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

P. O. BOX 1113
MINNEAPOLIS, MN 55440
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Sunday, September 25, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Sunday, September 25, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717.
IF YOU VOTE BY PHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M37722-P14296	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL MILLS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 6, AND FOR “1 YEAR” ON PROPOSAL 5.
Vote on Directors
1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain				For	Against	Abstain

	1a)	Bradbury H. Anderson	☐	☐	☐		1k) Michael D. Rose		☐	☐	☐

	1b)	R. Kerry Clark	☐	☐	☐		1l) Robert L. Ryan		☐	☐	☐

	1c)	Paul Danos	☐	☐	☐		1m) Dorothy A. Terrell		☐	☐	☐

	1d)	William T. Esrey	☐	☐	☐	Vote on Proposals

	1e)	Raymond V. Gilmartin	☐	☐	☐	2.	Approve the 2011 Stock Compensation Plan.		☐	☐	☐

	1f)	Judith Richards Hope	☐	☐	☐	3.	Approve the 2011 Compensation Plan for Non-Employee Directors.		☐	☐	☐

	1g)	Heidi G. Miller	☐	☐	☐	4.	Cast an advisory vote on executive compensation.		☐	☐	☐

	1h)	Hilda Ochoa-Brillembourg	☐	☐	☐			1 Year	2 Years	3 Years	Abstain

	1i)	Steve Odland	☐	☐	☐	5.	Cast an advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

	1j)	Kendall J. Powell	☐	☐	☐				For	Against	Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	6.	Ratify the appointment of KPMG LLP as General Mills independent registered public accounting firm.		☐	☐	☐

Please indicate if you plan to attend this meeting. The top half of this proxy card will serve as your admission ticket.			☐	☐

			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
TO
ANNUAL MEETING OF STOCKHOLDERS
Monday, September 26, 2011
11:00 a.m. (Central Daylight Time)
Children’s Theatre Company
2400 Third Avenue South
Minneapolis, Minnesota
Please bring the top half of this proxy card and valid photo identification if you attend the
Annual Meeting of Stockholders. They will serve as your non-transferable admission ticket.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M37723-P14296

Proxy
2011
GENERAL MILLS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Kendall J. Powell and Roderick A. Palmore, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 26, 2011 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies’ discretionary authority shall not apply to shares held through the General Mills 401(k) Saving Plan.
This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Proposals 1, 2, 3, 4 and 6, and for “1 YEAR” on Proposal 5.
If you hold shares of common stock through the General Mills 401(k) Savings Plan, you may direct State Street Bank and Trust, as the plan fiduciary, how to vote the shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Thursday, September 22, 2011. Any instruction received by State Street regarding your vote shall be confidential.
PLEASE SIGN on the reverse side exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be signed and dated on reverse side)